                                                                   EXHIBIT 19.1


                                RECEPTAGEN LTD.

                     NOTICE OF ANNUAL AND SPECIAL MEETING
                                       OF
                                  SHAREHOLDERS
                                      AND
                           MANAGEMENT PROXY CIRCULAR




                              SHARE CONSOLIDATION
                                      AND
                                 OTHER MATTERS

                                  JUNE 8, 2001

                                  TABLE OF CONTENTS

MANAGEMENT SOLICITATION OF PROXIES ........................................................         1
PROXIES ...................................................................................         1
       APPOINTMENT OF PROXIES .............................................................         1
       REVOCATION OF PROXIES ..............................................................         1
       VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS .......................         1
       SOLICITATION OF PROXIES ............................................................         2
VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES ..............................         2
RECEIPT OF DIRECTORS' REPORT AND FINANCIAL STATEMENTS .....................................         2
CHANGE OF AUDITOR .........................................................................         2
ELECTION OF DIRECTORS .....................................................................         3
STATEMENT OF EXECUTIVE COMPENSATION .......................................................         4
       CHIEF EXECUTIVE OFFICER AND EXECUTIVE OFFICERS OF THE CORPORATION ..................         4
SUMMARY COMPENSATION TABLE ................................................................         4
       STOCK OPTION PLAN ..................................................................         5
       STOCK OPTIONS GRANTED ..............................................................         6
       STOCK OPTIONS EXERCISED AND VALUES .................................................         6
       EMPLOYMENT CONTRACTS ...............................................................         6
       COMPENSATION OF DIRECTORS ..........................................................         6
       INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS ......................................         6
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS ................................         7
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON ...................................         7
VOTES NECESSARY TO PASS RESOLUTIONS .......................................................         7
PARTICULARS OF MATTERS TO BE ACTED UPON ...................................................         7
ITEM 1       SHARE CONSOLIDATION ..........................................................         8
       EFFECT OF SHARE CONSOLIDATION ......................................................         8
       PURPOSE OF SHARE CONSOLIDATION AND BOARD OF DIRECTORS' RECOMMENDATION ..............         9
       SHARE CONSOLIDATION RESOLUTION .....................................................         9
       NO RIGHT OF DISSENT ................................................................         9
       IMPLEMENTATION OF SHARE CONSOLIDATION ..............................................         9
ITEM 2       CHANGE OF NAME OF CORPORATION ................................................         9
       PURPOSE OF NEW NAME AND BOARD OF DIRECTORS' RECOMMENDATIONS ........................        10
       NAME CHANGE RESOLUTION .............................................................        10
       LETTERS OF TRANSMITTAL .............................................................        10
ITEM 3       CHANGE OF REGISTERED OFFICE ..................................................        10
       PURPOSE OF REGISTERED OFFICE CHANGE AND BOARD OF DIRECTORS' RECOMMENDATIONS ........        10
       REGISTERED OFFICE CHANGE RESOLUTION ................................................        10
ITEM 4       DEBT CONVERSION SETTLEMENT AGREEMENTS ........................................        11
       PURPOSE OF DEBT CONVERSION SETTLEMENT AGREEMENTS AND BOARD OF DIRECTORS'
             RECOMMENDATIONS ..............................................................        11
       DEBT CONVERSION SETTLEMENT RESOLUTION ..............................................        11
ITEM 5       APPLICATION TO CEASE TO BE A REPORTING ISSUER IN CANADA ......................        11
       BOARD OF DIRECTORS RECOMMENDATION ..................................................        11
       CESSATION OF REPORTING ISSUER STATUS IN CANADA RESOLUTION ..........................        12
ITEM 6       APPLICATION FOR CONTINUATION INTO DELAWARE ...................................        12
       BOARD OF DIRECTORS RECOMMENDATION ..................................................        12
       SHAREHOLDERS' RIGHT TO DISSENT .....................................................        12
       CONTINUATION INTO DELAWARE RESOLUTION ..............................................        15

ITEM 7       CHANGE OF AUDITOR ............................................................       15
       BOARD OF DIRECTORS RECOMMENDATION ..................................................       15
       CHANGE OF AUDITOR RESOLUTION .......................................................       15
ITEM 8       CONFIRMATION OF PAST ACTS OF DIRECTORS AND OFFICERS ..........................       15
       BOARD OF DIRECTORS RECOMMENDATION ..................................................       15
       CONFIRMATION OF PAST ACTS RESOLUTION ...............................................       15
ITEM 9       ACQUISITION OF SPANTEL COMMUNICATIONS INC ....................................       16
       SHARE EXCHANGE AGREEMENT ...........................................................       16
       GENERAL CONDITIONS OF SHARE EXCHANGE AGREEMENT .....................................       16
       CONDITIONS IN FAVOUR OF THE SPANTEL SHAREHOLDERS ...................................       17
       CONDITIONS IN FAVOUR OF THE CORPORATION ............................................       17
       BUSINESS OF THE CORPORATION FOLLOWING THE ACQUISITION ..............................       18
       ACQUISITION RESOLUTION .............................................................       18
       IMPLEMENTATION OF SHARE EXCHANGE AGREEMENT .........................................       18
INFORMATION CONCERNING THE CORPORATION ....................................................       18
       THE BUSINESS OF THE CORPORATION ....................................................       18
       MATERIAL ACQUISITIONS AND DISPOSITIONS .............................................       18
       DIRECTORS AND OFFICERS .............................................................       18
       PRICE RANGE AND TRADING VOLUME OF COMMON SHARES ....................................       19
       PRIOR SALES OF COMMON SHARES .......................................................       19
       OPTIONS AND WARRANTS CURRENTLY OUTSTANDING .........................................       19
       DIVIDENDS ..........................................................................       20
       LEGAL PROCEEDINGS ..................................................................       20
       REGISTRAR AND TRANSFER AGENT .......................................................       20
       AUDITOR ............................................................................       20
       RISK FACTORS .......................................................................       20
INFORMATION CONCERNING SPANTEL ............................................................       20
       CORPORATE HISTORY ..................................................................       20
       BUSINESS MANDATE ...................................................................       20
THE SPANISH DISCOUNT LONG DISTANCE INDUSTRY ...............................................       21
       BACKGROUND .........................................................................       21
       DISCOUNT LONG DISTANCE MARKET ......................................................       21
       CUSTOMERS ..........................................................................       21
THE BUSINESS OF SPANTEL ...................................................................       22
       CORPORATE STRUCTURE ................................................................       22
       SPANTEL'S PRODUCTS AND SERVICES ....................................................       23
       BUSINESS STRATEGY ..................................................................       23
       EXECUTE A CONTROLLED EXPANSION PLAN ................................................       23
       FOCUS ON MARKETING ACTIVITIES TO CAPITALIZE ON EXPECTED DEMAND .....................       24
       BUILD STRONG CUSTOMER LOYALTY THROUGH SUPERIOR CUSTOMER SERVICE ....................       24
       LEVERAGE SPANTEL'S EXPERIENCED MANAGEMENT TEAM AND BOARD OF DIRECTORS ..............       25
       LEVERAGE SPANTEL'S EXISTING STRATEGIC RELATIONSHIPS AND EVALUATE STRATEGIC
             ALLIANCES TO ENHANCE SPANTEL'S COMPETITIVE POSITION ..........................       25
       MAINTAIN A LOW OVERHEAD AND COST STRUCTURE RELATIVE TO SPANTEL'S
             PRIMARY COMPETITORS ..........................................................       25
       LEVERAGE INDUSTRY EXPERIENCE AND CONTACTS TO RECRUIT PERSONNEL FROM
             WITHIN THE INDUSTRY ..........................................................       25
       DEVELOP FORMULA FACILITIES TO FACILITATE NATIONAL EXPANSION ........................       26
       ESTABLISH A TIGHTLY MANAGED, DECENTRALIZED OPERATING STRUCTURE .....................       26
       SALES AND MARKETING ................................................................       26
       MARKET PENETRATION AND COMPETITION .................................................       27
       MANAGEMENT .........................................................................       29

       FINANCIAL STATEMENTS ...............................................................       30
       INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS ......................................       30
       DESCRIPTION OF SHARE CAPITAL .......................................................       30
       CAPITALIZATION .....................................................................       30
       PROMOTERS ..........................................................................       30
       PRINCIPAL SHAREHOLDERS .............................................................       30
       MATERIAL CONTRACTS .................................................................       30
       DIVIDENDS ..........................................................................       31
       LEGAL PROCEEDINGS ..................................................................       31
       REGISTRAR AND TRANSFER AGENT .......................................................       31
       AUDITOR ............................................................................       31
INFORMATION CONCERNING THE POST-ACQUISITION CORPORATION ...................................       32
       INTRODUCTION .......................................................................       32
       POST-ACQUISITION CORPORATE STRUCTURE ...............................................       32
       BUSINESS OF THE POST-ACQUISITION CORPORATION .......................................       32
       MANAGEMENT OF THE POST-ACQUISITION CORPORATION .....................................       32
       PRINCIPAL SHAREHOLDERS OF THE POST-ACQUISITION CORPORATION .........................       32
       DIRECTORS AND OFFICERS OF THE POST-ACQUISITION CORPORATION .........................       32
       COMPENSATION OF DIRECTORS ..........................................................       33
       INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS OF THE POST-ACQUISITION
             CORPORATION ..................................................................       33
       PROMOTER ...........................................................................       33
       SHARE CAPITAL OF THE POST-ACQUISITION CORPORATION ..................................       33
       AUTHORIZED CAPITAL .................................................................       33
       CAPITALIZATION .....................................................................       34
       OPTIONS TO BE GRANTED AFTER THE ACQUISITION ........................................       34
       FULLY-DILUTED SHARE CAPITAL ........................................................       34
RISK FACTORS ..............................................................................       35
       CONTINUING OPERATING LOSSES AND ACCUMULATED DEFICIT ................................       35
       CAPITAL REQUIREMENTS ...............................................................       35
       DEPENDENCE ON KEY PERSONNEL ........................................................       35
       ABSENCE OF DIVIDENDS ...............................................................       35
       VOLATILITY OF COMMON SHARE PRICE AND VOLUME ........................................       35
OTHER MATTERS .............................................................................       35
       DIVIDEND POLICY OF THE POST-ACQUISITION CORPORATION ................................       36
       LEGAL PROCEEDINGS OF THE POST-ACQUISITION CORPORATION ..............................       36
       AUDITOR, REGISTRAR AND TRANSFER AGENT OF THE POST-ACQUISITION CORPORATION ..........       36
OTHER MATTERS TO BE ACTED UPON ............................................................       36
APPROVAL OF THE BOARD OF DIRECTORS ........................................................       36

                                     (iv)

                                      (v)

                                     (vi)

                                RECEPTAGEN LTD.

                            ANNUAL & SPECIAL MEETING

                           MANAGEMENT PROXY CIRCULAR

                            DATED AS OF JUNE 8, 2001


                       MANAGEMENT SOLICITATION OF PROXIES

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of Receptagen Ltd. (the "Corporation") for use at an Annual and Special meeting (the "Meeting") of shareholders of the Corporation to be held at The Sheraton Centre, 123 Queen Street West, Toronto, Ontario M5H 2M9, in the Pinacle Room, 43rd Floor, at 4:30 p.m. (Toronto Time) on Thursday, July 12, 2001 and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual and Special Meeting (the "Notice of Meeting").

                                    PROXIES

APPOINTMENT OF PROXIES

The persons named in the enclosed Form of Proxy (a "Proxy") are nominees of the Corporation's management. A SHAREHOLDER WISHING TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE MEETING, OTHER THAN THE PERSONS DESIGNATED AS PROXYHOLDERS IN THE ENCLOSED PROXY, MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY OR BY COMPLETING ANOTHER PROPER FORM OF PROXY. The completed Proxy or other proper form of proxy must be delivered or telefaxed to Computershare Trust Company, 600 - 530 8th Avenue, South West, Calgary, Alberta (telefax: (403) 267-5529), not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting.

REVOCATION OF PROXIES

A shareholder who has given a proxy may revoke it at any time before it is exercised by an instrument in writing (a) executed by the shareholder or by his attorney authorized in writing, or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and (b) delivered or telefaxed to the Corporation's solicitor's offices at 390 Bay Street, Suite 1600, Toronto, Ontario, M5H 2Y2 (telefax (416) 368-0909), at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law. Attendance at the Meeting and participation in a poll by a member will automatically revoke the proxy.

VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

If the instructions as to voting indicated in the proxy are certain, the shares represented by the proxy will be voted on any poll and where a choice with respect to any matter to be acted upon has been specified in the proxy, the shares will be voted on any poll in accordance with the specification so made. IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE

ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY.

The enclosed Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to any matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Management Proxy Circular, the management of the Corporation knows of no such amendments, variations, or other matters to come before this Meeting.

SOLICITATION OF PROXIES

Solicitations of proxies will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Corporation. The Corporation may reimburse members' nominees or agents (including brokerage houses holding shares on behalf of clients) for the cost incurred in obtaining from their authorization to execute forms of proxy. The cost of solicitation will be borne by the Corporation.

          VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The authorized capital of the Corporation consists of an unlimited number of common shares of which 6,652,365 common shares are issued and outstanding, and an unlimited number of Preferred Shares, of which no preferred shares are issued and outstanding, all as at May 30, 2001.

Only the holders of common shares of record on June 7, 2001 (the "Record Date") are entitled to vote at the Meeting. At the Meeting, on a show of hands, every shareholder present in person or represented by proxy and entitled to vote shall have one vote, and on a poll, every shareholder present in person or represented by proxy and entitled to vote shall have one vote for each common share he or she holds on the Record Date.

To the knowledge of the directors and senior officers of the Corporation, no persons beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all common shares of the Corporation as of the date hereof but prior to giving effect to the completion of the Acquisition (as defined under "Particulars of Matters to be Acted Upon").

             RECEIPT OF DIRECTORS' REPORT AND FINANCIAL STATEMENTS

The Directors' Report, the consolidated financial statements of the Corporation for the fiscal years ended December 31, 2000, 1999 and 1998 and the auditor's report thereon will be presented at the Meeting. Reference is made to Schedule "B" for a copy of the consolidated financial statements (audited) of the Corporation for its years ended December 31, 2000, 1999 and 1998.

                               CHANGE OF AUDITOR

The Directors propose to change the auditor of the Corporation from BDO Dunwoody LLP to Salberg & Company, P.A. Ontario securities law requires that certain information concerning the reasons for a change of auditors (the "Reporting Package") be supplied to shareholders of a corporation, and that shareholder approval be obtained for any such change. The Reporting Package may be found at Schedule "C" hereto.

The persons named in the enclosed Proxy will vote for the appointment of Salberg & Company, P.A., Certified Public Chartered Accountants, as Auditor for the Corporation to hold office until the next Annual General Meeting of the shareholders, at a remuneration to be fixed by the Directors.

                             ELECTION OF DIRECTORS

The articles of the Corporation set out that the board of directors must be composed of not less than three (3) and not more than fifteen (15) directors. Management proposes to nominate the three (3) persons named in the following table for election as directors of the Corporation. Each director elected will hold office until the next annual meeting or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the by-laws of the Corporation or the Business Corporations Act (Canada) ("CBCA") or he or she becomes disqualified to act as a director.

The following table sets out the names of the nominees for election as directors, the country in which each is ordinarily resident, all offices of the Corporation or any significant affiliates now held by each of them, their principal occupations, the period of time for which each has been a director of the Corporation, and the number of common shares of the Corporation beneficially owned by each of them, directly or indirectly, or over which control or direction is exercised, as at the date hereof.

  NAME, COUNTRY OF
   RESIDENCE AND                     PRINCIPAL OCCUPATION,                YEAR FIRST
POSITION(S) WITH THE               BUSINESS OR EMPLOYMENT(1)               APPOINTED           SHARES OF THE
   CORPORATION(1)                   FOR PREVIOUS FIVE YEARS               AS DIRECTOR         CORPORATION(1)

Warren Wheeler(2)               Executive with Receptagen Inc.               1993                347,141
President and Chief
Executive Officer
U.S.A.

Peter Prendergast(2)            Independent Business Executive               Nominee             625,000
Director
Canada

Linda Kent(2)                   Investment Advisor                           Nominee                 Nil
Director
Canada

(1) The information as to country of residence, principal occupation, and shares beneficially owned or over which a director exercises control or direction, not being within the knowledge of the Corporation, has been furnished by the respective directors individually.

(2) In the event that the Acquisition (as defined under "ACQUISITION OF SPANTEL COMMUNICATIONS INC.") is completed as contemplated in the Share Exchange Agreement, all of the above named directors (being Messrs. Wheeler and Prendergast, and Ms. Kent) have agreed to resign as directors of the Corporation in favour of new nominees of Spantel Communications Inc. See also "Information Concerning the Post-Acquisition Corporation - Directors and Officers".

No proposed director is to be elected pursuant to any arrangement or understanding between the nominee and any other person. Voting securities carrying 10% of the voting rights attached to any class of voting securities of the

Corporation or of a subsidiary of the Corporation are not beneficially owned, directly or indirectly, or controlled or directed by any director of the Corporation and his associates and affiliates, other than as set out above.

                      STATEMENT OF EXECUTIVE COMPENSATION

CHIEF EXECUTIVE OFFICER AND EXECUTIVE OFFICERS OF THE CORPORATION

For purposes of this section, "executive officer" of the Corporation means an individual who at any time during the year was the Chairman or a Vice-Chairman of the board of directors, where such person performed the functions of such office on a full-time basis, the President, any Vice-President in charge of a principal business unit such as sales, finance or production, any officer of the Corporation or any of its subsidiaries and any other person who performed a policy-making function in respect of the Corporation, whether or not the individual was also a director of the Corporation or any of its subsidiaries.

The following information discloses compensation paid to:

         (a) an individual who served as the Corporation's chief executive officer ("CEO"), or acted in a similar capacity, during the most recently completed financial year of the Corporation; and

         (b) each of the Corporation's four most highly compensated executive officers who served as executive officers during the most recently completed financial year of the Corporation and whose total salary and bonus exceeds Cdn$100,000(1) per year.

(each, a "Named Executive Officer").

The following table is a summary of the compensation paid to the Named Executive Officers during the three most recently completed financial years.

                           SUMMARY COMPENSATION TABLE

                        ANNUAL COMPENSATION                                           LONG TERM COMPENSATION
                                                                                     AWARDS                        PAYOUTS
                                                                             SECURITIES
                                                                               UNDER       RESTRICTED
                                                                              OPTIONS/     SHARES OR
                        YEAR ENDED                             OTHER ANNUAL   SARS(2)      RESTRICTED       LTIP(3)     ALL OTHER
NAME AND POSITION         DEC. 31       SALARY       BONUS     COMPENSATION   GRANTED      SHARE UNITS      PAYOUTS    COMPENSATION

Warren Wheeler (1)         2000          Nil          Nil          Nil          Nil              Nil          Nil          Nil
Warren Wheeler             1999          Nil          Nil          Nil          Nil          162,500          Nil          Nil
Warren Wheeler             1998          Nil          Nil          Nil          Nil          200,000          Nil          Nil

(1) Mr. Wheeler was appointed the President and Chief Executive Officer of the Corporation on December 20, 1996.

---------
(1) All references in this Information Circular are to United States dollars, unless otherwise stated.

(2) "SAR" or "stock appreciation right" means a right granted by the Corporation, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of the Corporation.

(3) "LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

There were no long term incentive plans in place for any Named Executive Officer during the most recently completed financial year.

The Corporation has no plan or arrangement whereby any Named Executive Officer may be compensated in an amount exceeding $100,000 in the event of his resignation, retirement or other termination of employment, or in the event of a change of control of the Corporation or a subsidiary or a change in the Named Executive Officer's responsibilities following such a change of control.

STOCK OPTION PLAN

A stock option plan (the "Plan") was adopted by the board of directors of the Corporation on December 3, 1995 and was approved by the shareholders of the Corporation on June 12, 1995. The effective date of the Plan is June 12, 1995 and it will terminate ten years from the effective date. The number of shares reserved for under the Plan has been increased on two (2) occasions since the Plan was first created. Specifically, the shareholders of the Corporation approved an amendment to the Plan at an annual meeting on June 25, 1996 (when the number of shares reserved for under the Plan was increased to 172,300) and at an annual meeting on June 27, 1997 (when the number of shares reserved for under the Plan was increased to 186,800).

The maximum number of common shares of the Corporation reserved for issuance under the Plan, including options currently outstanding, may not exceed 186,800 of the Corporation's common shares. The number of common shares reserved for issuance to any one person (the "Optionee") cannot exceed 5% of the number of issued and outstanding common shares.

The Plan is administered by a committee (the "Committee") of the board of directors. The Committee must consist of not less than two members of the board of directors who will administer the Plan on behalf of the board of directors in accordance with such terms and conditions as the board of directors may prescribe in accordance with the Plan. All decisions of the Committee must be approved by a majority of its members.

The options issued pursuant to the Plan are exercisable at a price which is equal to the fair market value of the common shares of the Corporation at the time the option is granted. As long as the Corporation is listed on a stock exchange or over-the-counter market and the Optionee does not hold securities of any class representing more than 10% of the votes attaching to the securities of all classes of the Corporation or an affiliate of the Corporation, fair market value will be determined as the closing market price for the common shares of the Corporation on the stock exchange or over-the-counter market which is the principal trading market for the common shares, as determined by the Committee, on the day immediately preceding the date of grant. If an Optionee holds more than 10% of the total voting power of all outstanding classes of shares of the Corporation or an affiliate, then the option price shall be at least 110% of the fair market value of the shares on the date the option is granted.

Generally, options under the Plan must be granted for a term not to exceed ten years from the date of their grant and subject to certain exceptions in the Plan relating to the death, divorce or disability of the Optionee, the options will be non-assignable and non-transferable.

As of the date of this Management Proxy Circular, 39,250 options remain outstanding under the Plan. See "Information Concerning the Corporation - Options Currently Outstanding."

STOCK OPTIONS GRANTED

During the most recently completed financial year of the Corporation ended December 31, 2000, the Named Executive Officers were granted the following options:

                                            % OF TOTAL
                    SECURITIES UNDER       OPTIONS/SARS                                  MARKET VALUE OF
                     OPTIONS/SARS           GRANTED TO           EXERCISE OR         SECURITIES UNDERLYING
                       GRANTED             EMPLOYEES IN          BASE PRICE           OPTIONS/SARS ON THE
NAME                     (#)              FINANCIAL YEAR        ($/SECURITY)        DATE OF GRANT($/SECURITY)      EXPIRATION DATE

Warren Wheeler           Nil                   Nil                  Nil                       Nil                        Nil

STOCK OPTIONS EXERCISED AND VALUES

During the most recently completed financial year of the Corporation ended December 31, 2000, the Named Executive Officers exercised options and had options outstanding as set out in the following chart:

                                                                       UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                                                     OPTIONS/SARS AT      MONEY OPTIONS/SARS AT YEAR-
                     SECURITIES ACQUIRED      AGGREGATE VALUE          YEAR-END(#)                 END ($)
                         ON EXERCISE             REALIZED             EXERCISABLE/              EXERCISABLE/
NAME                        (#)                    ($)               UNEXERCISABLE             UNEXERCISABLE

Warren Wheeler              Nil                    Nil                   Nil                       Nil

EMPLOYMENT CONTRACTS

There are currently no employment contracts in force to which the Corporation is a party.

COMPENSATION OF DIRECTORS

The Corporation has no arrangement under which directors of the Corporation were compensated in their capacity as directors during the most recently completed financial year ended December 31, 2000.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Other than routine indebtedness, no director, officer or member of management, or any of their respective associates or affiliates, is or has been indebted to the Corporation at any time since the beginning of the last completed financial year.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

None of the current directors, officers or other insiders of the Corporation or any associate or affiliate of any of the foregoing, has or has had any material interest in any transaction in the past three (3) years that has materially affected or will materially affect the Corporation.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, senior officer or associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed in this Management Proxy Circular. See "Particulars of Matters to be Acted Upon."

                      VOTES NECESSARY TO PASS RESOLUTIONS

The Corporation's bylaws provide that a quorum for the transaction of business at any shareholders' meeting is at least two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for an absent shareholder so entitled and representing in the aggregate not less than ten percent (10%) of the outstanding shares of the Corporation carrying voting rights at the Meeting.

At the Meeting, shareholders will be asked to approve the Share Consolidation Resolution, the Name Change Resolution, the Registered Office Change Resolution, the Debt Conversion Settlement Agreement Resolution, the Cessation of Reporting Issuer Status in Canada Resolution, the Continuation Into Delaware Resolution, the Change of Auditor Resolution, the Confirmation of Past Acts Resolution, and the Share Exchange Resolution.

The Debt Conversion Settlement Agreement Resolution, the Cessation of Reporting Issuer Status in Canada Resolution, the Change of Auditor Resolution and the Confirmation of Past Acts Resolution are ordinary resolutions and accordingly, the affirmative vote of not less than a majority of the votes cast at the Meeting is required in order for those resolutions to be considered approved by the shareholders of the Corporation. The Share Consolidation Resolution, the Name Change Resolution, the Registered Office Change Resolution, the Continuation Into Delaware Resolution and the Share Exchange Resolution are special resolutions and, accordingly, the affirmative vote of not less than two-thirds of the votes cast at the Meeting is required in order for those resolutions to be considered approved by the shareholders of the Corporation.

                    PARTICULARS OF MATTERS TO BE ACTED UPON

The special meeting component of the Meeting has been called so that shareholders of the Corporation may consider and, if thought fit, authorize and empower the Corporation by resolution, with or without amendment, to undertake and complete the following matters, namely:

10 to consider and, if thought fit, pass, with or without amendment, a special resolution (the "Share Consolidation Resolution") authorizing the consolidation of the share capital of the Corporation on a ten(10) old for one (1) new basis;

20 to consider and, if thought fit, pass, with or without amendment, a special resolution (the "Name Change Resolution") to change the name of the Corporation from Receptagen Ltd. to Spantel Communications, Inc.;

30 to consider and, if thought fit, pass, with or without amendment, a special resolution (the "Registered Office Change Resolution") to change the Corporation's registered office address from 1100-1055 West Hastings Street, Vancouver, British Columbia V6K 1C3 to 390 Bay Street, Suite 1600, Toronto, Ontario, M5H 2Y2;

40 to consider and, if thought fit, pass, with or without amendment, a resolution (the "Debt Conversion Settlement Agreement Resolution") authorizing the Corporation to enter into agreements to convert the debts owed by the Corporation to certain creditors into common shares of the Corporation on a Canadian $0.10 (U.S.$0.6949) per common share basis;

50 to consider and, if thought fit, pass, with or without amendment, a resolution (the "Cessation of Reporting Issuer Status in Canada Resolution") authorizing applications by the Corporation to the Ontario, Alberta and British Columbia Securities Commissions to cease to be a reporting issuer in those jurisdictions;

60 to consider and, if thought fit, pass, with or without amendment, a special resolution (the "Continuation Into Delaware Resolution") authorizing the Corporation's migration from Canadian jurisdiction to that of Delaware, U.S.A.;

70 to consider and, if thought fit, pass, with or without amendment, a resolution (the "Change of Auditor" Resolution) approving the change of the Corporation's auditor from BDO Dunwoody LLP and appointing Salberg & Company, P.A. as the auditor of the Corporation;

80 to consider and, if thought fit, pass, with or without amendment, a resolution (the "Confirmation of Acts" Resolution) approving and confirming all past acts of the directors and officers of the Corporation;

90 to consider and, if thought fit, pass, with or without amendment, a resolution (the "Share Exchange Resolution") approving the entering into of the proposed share exchange agreement among the Corporation, Spantel Communications Inc. ("Spantel") and the shareholders of Spantel and the associated issuances of securities thereunder providing for the acquisition of Spantel by the Corporation;

100 to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

                                     ITEM 1
                              SHARE CONSOLIDATION

At the 1998 Annual and Special Meeting of the shareholders of the Corporation, a special resolution was passed authorizing the consolidation of the Corporation's common shares on a twenty (20) old for one (1) new basis, which has been implemented. At the Meeting, the shareholders of the Corporation will be asked to confirm and pass a special resolution authorizing another resolution (the "Share Consolidation Resolution") to further consolidate the Corporation's issued common shares on a ten (10) old for one (1) new basis (the "Share Consolidation").

EFFECT OF SHARE CONSOLIDATION

The Share Consolidation Resolution, if passed by shareholders, will result in each ten (10) issued common shares of the Corporation being consolidated into one (1) common share. In calculating the number of shares held by each shareholder after the Share Consolidation, all fractions of shares will be rounded down to the next whole number.

PURPOSE OF SHARE CONSOLIDATION AND BOARD OF DIRECTORS' RECOMMENDATION

Under the circumstances, the directors of the Corporation believe that the Share Consolidation is in the best interests of, and it is expected to benefit, both the Corporation and its shareholders by increasing the market liquidity of the Corporation's common shares and, accordingly, permit it to enter into the transaction with Spantel (See Item 9, "Acquisition of Spantel Communications Inc.", below). The board of directors of the Corporation have concluded that the Share Consolidation is in the best interests of the Corporation and the shareholders of the Corporation. Accordingly, the board of directors of the Corporation recommends that shareholders vote in favour of the Share Consolidation Resolution.

SHARE CONSOLIDATION RESOLUTION

The Share Consolidation Resolution is a special resolution. As such, the affirmative vote of not less than two-thirds of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders. Accordingly, the shareholders of the Corporation will be asked to pass the Share Consolidation Resolution set out as Item I of Schedule "A".

NO RIGHT OF DISSENT

Shareholders voting against the Share Consolidation Resolution are not entitled to exercise any statutory rights of dissent or similar appraisal remedies which would require the Corporation to repurchase their common shares in the Corporation if the Share Consolidation Resolution is approved by shareholders and implemented by the Corporation.

IMPLEMENTATION OF SHARE CONSOLIDATION

If the Share Consolidation Resolution is passed by shareholders at the Meeting, subject to applicable corporate and regulatory filings and approvals, holders of record of common shares of the Corporation as at the close of business on or about the Closing Date (the "Share Consolidation Record Date") will participate in the Share Consolidation. THE SHARE CONSOLIDATION, IF APPROVED BY SHAREHOLDERS AT THE MEETING, SHALL BE IMPLEMENTED WHETHER OR NOT THE ACQUISITION IS COMPLETED.

                                     ITEM 2
                         CHANGE OF NAME OF CORPORATION

The Corporation is asking shareholders to approve a resolution to change the name of the Corporation (the "Name Change") to "Spantel Communications, Inc." (the "Name Change Resolution"), subject to the approval of regulatory authorities. The Corporation intends to effect the Share Consolidation and Name Change concurrently on the Closing Date (being that day in which the Acquisition is completed), so that the Corporation is continued under the new name "Spantel Communications, Inc.".

PURPOSE OF NEW NAME AND BOARD OF DIRECTORS' RECOMMENDATIONS

Upon the successful completion of the Acquisition, the Corporation will acquire 100% of the issued and outstanding shares of Spantel. The directors of the Corporation believe that the name "Spantel Communications, Inc." is more reflective of the new business of the Corporation and will be received favourably by the market. The board of directors of the Corporation have concluded that the Name Change is in the best interest of the Corporation and the shareholders of the Corporation. Accordingly, the board of directors of the Corporation recommends that shareholders vote in favour of the Name Change Resolution.

NAME CHANGE RESOLUTION

The Name Change Resolution is a special resolution. As such, the affirmative vote of not less than two-thirds of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders. Accordingly, the shareholders of the Corporation will be asked to pass the Name Change Resolution set out as Item II of Schedule "A". IN THE EVENT THE ACQUISITION IS NOT APPROVED OR, IF APPROVED, NOT COMPLETED, THE NAME CHANGE SHALL NOT BE IMPLEMENTED.

LETTERS OF TRANSMITTAL

As soon as reasonable practicable after the Closing Date, the Corporation will cause to be mailed to the shareholders of record at the close of business on the Closing Date letters of transmittal with respect to the process in which new share certificates representing the consolidated common shares to which such shareholders are entitled can be obtained.

                                     ITEM 3
                          CHANGE OF REGISTERED OFFICE

At the 1998 Annual and Special Meeting of the shareholders of the Corporation, a special resolution was passed authorizing the change of the Corporation's registered office address from Vancouver to Toronto. This change was not implemented. Accordingly, the Corporation is again asking shareholders to approve a resolution to change the place in which the Corporation's registered office is situated (the "Registered Office Change"). The Corporation's registered office is presently located at 1100-1055 West Hastings Street, Vancouver, British Columbia V6K 1C3. The Corporation plans to change its registered office to 390 Bay Street, Suite 1600, Toronto, Ontario, M5H 2Y2 (the "Registered Office Change Resolution"). The Corporation intends to effect the
 Share Consolidation, the Name Change and the Registered Office Change concurrently on the Closing Date (being that day in which the Acquisition, is completed).

PURPOSE OF REGISTERED OFFICE CHANGE AND BOARD OF DIRECTORS' RECOMMENDATIONS

As the administration of the Corporation is now conducted primarily from Toronto, Ontario, the board of directors of the Corporation have concluded that it is in the best interest of the Corporation and the shareholders of the Corporation to approve the change of registered office of the Corporation from Vancouver to Toronto. Accordingly, the board of directors of the Corporation recommends that shareholders vote in favour of the Registered Office Change Resolution.

REGISTERED OFFICE CHANGE RESOLUTION

The Registered Office Change Resolution is a special resolution. As such, the affirmative vote of not less than two-thirds of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders. Accordingly, the shareholders of the Corporation will be asked to pass the Registered Office Change Resolution set out as Item III of Schedule "A". THE REGISTERED OFFICE CHANGE, IF APPROVED BY SHAREHOLDERS AT THE MEETING, SHALL BE IMPLEMENTED WHETHER OR NOT THE ACQUISITION IS COMPLETED.

                                     ITEM 4
                     DEBT CONVERSION SETTLEMENT AGREEMENTS

The Corporation is also seeking shareholder approval of a proposed resolution to approve and confirm the entry into and completion of certain Debt Conversion Settlement Agreements ("Debt Conversion Agreements") converting debts owed by the Corporation to certain creditors into common shares of the Corporation issued from the Corporation's treasury on a Canadian $0.10 (U.S.$0.6949) per share basis. This will be done immediately prior to the Share Consolidation described above under "Item 1: Share Consolidation" taking effect. The implementation of this resolution is subject to compliance with applicable law and to the obtaining of any required regulatory approvals.

PURPOSE OF DEBT CONVERSION SETTLEMENT AGREEMENTS AND BOARD OF DIRECTORS' RECOMMENDATIONS

To facilitate the restructuring of the Corporation, and to enable it to move forward with the Spantel Acquisition, the Corporation has distributed Debt Conversion Agreements to its creditors. These Debt Conversion Agreements provide for the conversion of the debt owed by the Corporation to each creditor into common shares issued from the Corporation's treasury on a Canadian $0.10 (U.S.$0.6949) per share basis. In other words, each dollar of debt will be converted into ten common shares of the Corporation. The Debt Conversion Agreements also contain a release by which the creditor releases all claims and possible claims against the Corporation. The board of directors of the Corporation recommends that the shareholders vote in favour of the Debt Conversion Settlement Agreement Resolution. The text of such resolution is set out in Item IV of Schedule "A".

DEBT CONVERSION SETTLEMENT RESOLUTION

The Debt Conversion Settlement Resolution is an ordinary resolution. As such, the affirmative vote of not less than one half of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders.

                                     ITEM 5
            APPLICATION TO CEASE TO BE A REPORTING ISSUER IN CANADA

The Corporation is currently a reporting issuer in the United States, and Provinces of Ontario, Alberta and British Columbia, meaning it is required to regularly file certain documentation with the Securities Commissions in these jurisdictions and to notify these Securities Commissions and the investing public of material changes in the Corporations' affairs. The Corporation plans to commence applications to cease to be a reporting issuer in Ontario, Alberta, and British Columbia, and to maintain its reporting issuer status in the United States.

BOARD OF DIRECTORS RECOMMENDATION

Maintaining reporting issuer status involves a significant commitment from the Corporation in terms of financial resources and of management's time and attention. The Corporation's management believes that it would be desirable to reduce this commitment by ceasing to be a reporting issuer status in Ontario, British Columbia, and Alberta. Management believes that the Corporation's reporting issuer status in the United States provides sufficient access to public capital markets financing opportunities. Accordingly, board of directors of the Corporation recommends that shareholders vote in favour of the Cessation of Reporting Issuer Status in Canada Resolution.

CESSATION OF REPORTING ISSUER STATUS IN CANADA RESOLUTION

The Cessation of Reporting Issuer Status in Canada Resolution is an ordinary resolution. As such, the affirmative vote of not less than one-half of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders. Accordingly, the shareholders of the Corporation will be asked to pass the Cessation of Reporting Issuer Status Resolution as set out in
Item V of Schedule A.

                                     ITEM 6
                   APPLICATION FOR CONTINUATION INTO DELAWARE

The Corporation is currently a Canadian corporation governed by the laws of the Canada Business Corporations Act (the "CBCA"). The Corporation intends to cease to be a Canadian corporation by exporting itself from the jurisdiction of the CBCA to that of Delaware, U.S.A.

BOARD OF DIRECTORS RECOMMENDATION

As the Corporation anticipates ceasing to be a reporting issuer in Canada, carries on no active business in Canada, and will likely seek future financing opportunities in the United States, Management considers it advisable that the Corporation become domiciled in the United States. Accordingly, the board of directors of the Corporation recommends that shareholders vote in favour of the Continuation Into Delaware Resolution. Notwithstanding such recommendation, the resolution provides the directors with the discretion to not effect such continuation if, at the time of the Acquisition, it is not considered to be in the best interests of the Corporation.

SHAREHOLDERS' RIGHT TO DISSENT

The Canada Business Corporations Act ("CBCA") provides shareholders with a statutory right to dissent from certain actions of a corporation which effect fundamental corporate changes such as migration of the Corporation's charter to Delaware, U.S.A. Shareholders of the Corporation are entitled to dissent in respect of the Continuation Into Delaware Resolution in accordance with the provisions of the CBCA. Any shareholder of the Corporation who dissents from the Continuation Into Delaware Resolution will be required to follow the dissent procedures (the "Dissent Procedures") set forth in section 190 of the CBCA, a copy of which section is attached as Schedule F to this Management Information Circular. The Dissent Procedures entitle a dissenting shareholder, in the event the Continuation Into Delaware Resolution is approved and the continuation into Delaware becomes effective, to be paid by the Corporation the fair value of the common shares in respect of which such dissenting shareholder dissents, determined as of the close of business on the day before the Continuation Into Delaware Resolution is adopted.

The Dissent Procedures provide that a dissenting shareholder may only make a claim thereunder with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of such dissenting shareholder. One consequence of this provision is that only a shareholder of the Corporation may exercise the rights to dissent under the Dissent Procedures in respect of the common shares of the Corporation that are registered in the name of such shareholder. In many cases, shares beneficially owned by a person are registered either (a) in the name of an intermediary that the non-registered shareholder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators), or (b) in the name of a clearing agency (such as the Canadian Depositary for Securities) of which the intermediary is a participant. Accordingly, a non-registered holder of common shares of the Corporation will not be entitled to exercise a right to dissent directly under the Dissent Procedures unless the common shares are re-registered in the name of the non-registered holder of common shares of the Corporation.

A non-registered holder of common shares of the Corporation who wishes to exercise the right to dissent should immediately contact the intermediary with whom such non-registered holder of common shares deals in respect of his or her common shares of the Corporation and either (a) instruct the intermediary to exercise the right to dissent on behalf of the non-registered holder of common shares of the Corporation (which, if the common shares are registered in the name of the Canadian Depositary for Securities or other clearing agency, would require that such shares first be re-registered in the name of the intermediary), or (b) instruct the intermediary to re-register the common shares in the name of the non-registered holder of common shares of the Corporation, in which case the non-registered holder of common shares of the Corporation would then have to exercise the right to dissent directly.

A shareholder of the Corporation who wishes to dissent from the Continuation Into Delaware Resolution must provide the Corporation with a written objection (the "Notice of Dissent") required to be sent by a dissenting shareholder to the Corporation in accordance with subsection 190(5) of the CBCA by sending a Notice of Dissent to the Corporation at Suite 1600, 390 Bay Street, Toronto, Ontario M5H 2Y2 to the attention of the Secretary, at or before the Meeting. The submission of a Notice of Dissent does not deprive a shareholder of the right to vote at the Meeting; however, the Dissent Procedures provide that a shareholder who has submitted a Notice of Dissent in respect of the Continuation Into Delaware Resolution who then votes in favour of such resolution will no longer be considered a dissenting shareholder with respect to the common shares voted in favour of such resolution. The Dissent Procedures do not provide, and the Corporation will not assume, that a vote against either the Continuation Into Delaware Resolution or an abstention therefrom constitutes a Notice of Dissent, but a shareholder need not vote his or her common shares against such resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favour of such resolution does not constitute a Notice of Dissent; however, any proxy granted by a shareholder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the Continuation Into Delaware Resolution should be validly revoked (see "Revocation of Proxies") in order to prevent the proxyholder from voting such securities in favour of such resolution and thereby causing the shareholder to forfeit his or her right to dissent.

The Corporation is required, within 10 days after the shareholders adopt the Continuation Into Delaware Resolution, to notify each of the dissenting shareholders in respect of such resolution. Such notice is not required to be sent to any shareholder of the Corporation who voted in favour of the resolution for which he or she submitted a Notice of Dissent nor to any shareholder who has withdrawn his or her Notice of Dissent. A dissenting shareholder who has not withdrawn his or her Notice of Dissent must then, within 20 days after receipt of notice that the resolution from which such dissenting shareholder dissented, has been adopted or, if the Dissenting shareholder does not receive such notice, within 20 days after such Dissenting shareholder learns that such resolution has been adopted, send to the Corporation a demand for payment containing his or her name and address, the number of common shares of the Corporation in respect of which he or she dissents and a demand for payment of the fair value of such common shares. Within 30 days after sending a demand for payment, the dissenting shareholder must send to the Corporation or Computershare Trust Company the certificates representing the common shares in respect of which he or she dissents. A dissenting shareholder who fails to send certificates representing the common shares in respect of which he or she dissents forfeits his or her right to dissent. The Corporation, or Computershare Trust Company, will endorse on any certificate representing the common shares of the Corporation received from a dissenting shareholder a notice that the holder is a dissenting shareholder and will forthwith return the certificates representing the common shares to the dissenting shareholder.

After sending a demand for payment, a dissenting shareholder ceases to have any right as a shareholder of the Corporation other than the right to be paid the fair value of such common shares as determined under the Dissent Procedures, unless:

the dissenting shareholder withdraws the demand for payment before the Corporation makes an offer to pay;

         (a) the Corporation fails to make a timely offer to pay to the dissenting shareholder and the dissenting shareholder withdraws his or her demand for payment; or

         (b) the directors of the Corporation revoke the Continuation Into Delaware Resolution,

in all of which cases the dissenting shareholder's rights as a shareholder of the Corporation are reinstated.

The Corporation is required, not later than seven days after the later of the date on which the continuation into Delaware is effective (the "Effective Date") and the date on which the Corporation receives a demand for payment from a dissenting shareholder, to send such dissenting shareholder an offer to pay for his or her common shares in an amount considered by the directors of the Corporation to be the fair value thereof, accompanied by a statement showing the manner in which such fair value was determined. Every offer to pay must be on the same terms. The Corporation must pay for the common shares of a dissenting shareholder within 10 days after an offer to pay has been accepted by such dissenting shareholder, but any such offer lapses if the Corporation does not receive an acceptance thereof within 30 days after the offer to pay has been made.

If the Corporation fails to make an offer to pay or if a dissenting shareholder fails to accept an offer which has been made, the Corporation may, within 50 days after the Effective Date or within such further period as a court may allow, apply to a court to fix a fair value for the common shares of any of the dissenting shareholders. If the Corporation fails to apply to a court, a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A dissenting shareholder is not required to give security for costs in such an application.

Upon an application to a court, all dissenting shareholders whose common shares have not been purchased by the Corporation will be joined as parties and bound by the decision of the court, and the Corporation will be required to notify each affected dissenting shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any person is a dissenting shareholder who should be joined as a party, and the court will then fix a fair value for the common shares of all dissenting shareholders. The final order of the court will be rendered against the Corporation in favour of each dissenting shareholder and for the amount of the fair value of the common shares held by dissenting shareholders as fixed by the court. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the continuation into Delaware is effective until the date of payment.

THE FOREGOING IS A SUMMARY OF THE DISSENT PROCEDURES. A COMPLETE OF COPY OF
SECTION 190 OF THE CBCA IS SET FORTH IN SCHEDULE F ATTACHED TO THIS MANAGEMENT INFORMATION CIRCULAR. IT IS RECOMMENDED THAT ANY SHAREHOLDER OF THE CORPORATION WISHING TO AVAIL HIMSELF OR HERSELF OF HIS OR HER DISSENT RIGHTS UNDER THE DISSENT PROCEDURES SEEK LEGAL ADVICE AS FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE DISSENT PROCEDURES MAY PREJUDICE OR MAKE UNAVAILABLE HIS OR HER RIGHT OF DISSENT.

CONTINUATION INTO DELAWARE RESOLUTION

The Continuation Into Delaware Resolution is a special resolution. As such, the affirmative vote of not less than two-thirds of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders. Accordingly, the shareholders of the Corporation will be asked to pass the Continuation Into Delaware Resolution as set out in Item VI of Schedule A.

                                     ITEM 7
                                CHANGE OF AUDITOR

The auditor to the corporation appointed at the last meeting of the shareholders was BDO Dunwoody LLP. The Corporation proposes Salberg & Company, P.A., as the new auditors of the Corporation. The change of auditors and the appointment of the new auditors requires the approval of the shareholders of the Corporation.

BOARD OF DIRECTORS RECOMMENDATION

The board of directors of the Corporation recommends that the shareholders vote in favour of the change of auditors from BDO Dunwoody LLP and of the appointment of Salberg & Company, P.A. as the auditors of the Corporation.

CHANGE OF AUDITOR RESOLUTION

The Change of Auditor Resolution is an ordinary resolution. As such, the affirmative vote of not less than one-half of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders. Accordingly, the shareholders of the Corporation will be asked to pass the Change of Auditor Resolution as set out in Item VII of Schedule A.

                                     ITEM 8
               CONFIRMATION OF PAST ACTS OF DIRECTORS AND OFFICERS

As considerable time has passed since the last meeting of the shareholders of the Corporation, management considers it desirable to obtain shareholder confirmation and ratification of all past acts of the directors and officers of the Corporation.

BOARD OF DIRECTORS RECOMMENDATION

The board of directors of the Corporation recommend that the shareholders vote in favour of the ratification and confirmation of all past acts of the directors and officers of the Corporation.

CONFIRMATION OF PAST ACTS RESOLUTION

The Confirmation of Past Acts Resolution is an ordinary resolution. As such, the affirmative vote of not less than one-half of the votes cast at the Meeting is required in order for it to be considered approved by the shareholders. Accordingly, the shareholders of the Corporation will be asked to pass the Confirmation of Past Acts Resolution as set out in Item VIII of Schedule A.

                                     ITEM 9
                   ACQUISITION OF SPANTEL COMMUNICATIONS INC.

SHARE EXCHANGE AGREEMENT

The Corporation proposes to enter into a share exchange agreement (the "Share Exchange Agreement") with Spantel Communications Inc., a corporation incorporated pursuant to the laws of the British Virgin Islands ("Spantel") and Spantel's shareholders (the "Spantel Shareholders"). Pursuant to the Share Exchange Agreement, the Corporation will acquire all of the issued and outstanding shares of Spantel (the "Spantel Shares") in exchange for the issuance to the Spantel Shareholders, on a pro rata basis according to their respective holdings in Spantel, of 16,500,000 (post-consolidated) common shares of the Corporation (the "Acquisition"). Upon completion of the Acquisition, and pursuant to the Share Exchange Agreement, the Spantel Shareholders will acquire a substantial interest in the Corporation through their shareholdings in the Corporation, and all directors and officers of the Corporation will resign from their respective positions and be replaced by Spantel nominees.

If, prior to the Closing Date, there shall be any of the following events (any of such events being called a "Capital Reorganization"):

1. an amalgamation or merger of the Corporation with or into any other corporation (other than an amalgamation or merger which does not result in any reclassification of the outstanding common shares of the Corporation or a change of the common shares of the Corporation into other shares or securities);

2. a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity; or

3. an issue or distribution to the holders of all or substantially all of the Corporation's common shares or securities of the Corporation including rights, options or warrants to acquire shares of the Corporation or securities convertible into or exchangeable for common shares of the Corporation, or any property or assets, including any evidences of indebtedness, other than securities issued pursuant to the Corporation's stock option plan or pursuant to presently outstanding rights, options or warrants, the Spantel Shareholders shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Receptagen Shares to which they were theretofore entitled, the aggregate number of Receptagen Shares, shares, other securities or other property which they would have been entitled to receive as a result of such capital reorganization as if, on the effective date or record date thereof, as the case may be, the Spantel Shareholders had been the registered holders of the number of Receptagen Shares to which they were theretofore entitled to be issued on the Closing Date.

GENERAL CONDITIONS OF SHARE EXCHANGE AGREEMENT

The obligations of the Corporation and the Spantel Shareholders under the Share Exchange Agreement are subject to the passing of all resolutions required at the meeting and to the obtaining of required regulatory approvals, as well as the fulfillment of the following conditions, among others:

1. the receipt of all necessary consents, approvals, orders and authorizations from any regulatory or governmental authority or stock exchange having jurisdiction over the transactions contemplated thereby, on terms satisfactory to the parties, acting reasonably;

2.       Receptagen shall have received shareholder and regulatory approval for:
         (a) the conversion of a minimum of United States $350,000 of outstanding debt (the "Debt Conversion") into up to 5,500,000 common shares (pre-consolidation) of Receptagen; and (b) the consolidation of the outstanding common shares of Receptagen on a ten (10) old for one
         (1) new basis;

3. to the extent required by applicable laws or stock exchange rules, the shareholders of the Corporation and Spantel having passed an ordinary resolution approving the Share Exchange Agreement and the transactions contemplated thereunder; and

4. there being no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against the Spantel Shareholders, the Corporation or Spantel by any regulatory or governmental authority or stock exchange for the purpose of enjoining or preventing the consummation of the transactions contemplated thereby.

CONDITIONS IN FAVOUR OF THE SPANTEL SHAREHOLDERS

All obligations of the Spantel Shareholders under the Share Exchange Agreement are further subject to the fulfillment, on or before the Closing Date, of certain conditions including:

1. the shareholders of the Corporation having passed a special resolution consolidating the issued shares of the Corporation on a ten (10) old for one (1) new basis and the shareholders of the Corporation having passed a special resolution changing the name of the Corporation to "Spantel Communications, Inc.", or such other similar name as may be agreed and approved by all regulatory authorities having jurisdiction (see "Share Consolidation" and "Change of Name of Corporation" for further details);

2. the existing directors and officers of the Corporation resigning and seven (7) new directors of the Corporation being appointed, as nominated by the President of Spantel, so that the board of directors of the Corporation following the transactions contemplated hereby will consist of seven (7) directors (see "Information Concerning the Post-Acquisition Corporation - Directors and Officers" for further details); and

3. Spantel carrying out a satisfactory due diligence review of the Corporation.

CONDITIONS IN FAVOUR OF THE CORPORATION

All obligations of the Corporation under the Share Exchange Agreement are further subject to the fulfillment, on or before the Closing Date, of certain conditions including that the Corporation carrying out a due diligence review of the business of Spantel to its sole satisfaction.

BUSINESS OF THE CORPORATION FOLLOWING THE ACQUISITION

Following the closing of the Acquisition, the Corporation will become Spantel Communications, Inc. which has one wholly-owned subsidiary, namely Spantel S.A.

See "Information Concerning the Corporation" and "Information Concerning the Post-Acquisition Corporation" for further details on the business of the Corporation before and after the Acquisition.

ACQUISITION RESOLUTION

The board of directors of the Corporation have concluded that the Acquisition is in the best interests of the Corporation and the shareholders of the Corporation. Accordingly, the board of directors of the Corporation recommends that the shareholders of the Corporation vote in favour of the special resolution (the "Acquisition Resolution") set out as Item IX of Schedule "A".

IMPLEMENTATION OF SHARE EXCHANGE AGREEMENT

Pursuant to the Share Exchange Agreement, the Closing Date will occur on or about July 31, 2001, subject to extension with the consent of both parties.

A copy of the Share Exchange Agreement may be inspected at 390 Bay Street, Suite 1600, Toronto, Ontario, M5H 2Y2, during normal business hours until the completion of the Acquisition.

                    INFORMATION CONCERNING THE CORPORATION

In addition to other information regarding the Corporation set out in this Management Proxy Circular, reference is made to the following additional information.

THE BUSINESS OF THE CORPORATION

Receptagen has ceased to carry on an active business and is essentially a public shell with no significant assets or undertaking.

MATERIAL ACQUISITIONS AND DISPOSITIONS

Receptagen has not any made any material acquisitions or dispositions during the last three (3) preceding financial years, except as summarized in Note 2 to the consolidated financial statements of the Corporation for the years ended December 31, 2000, 1999 and 1998.

DIRECTORS AND OFFICERS

The name, municipality of residence, office and principal occupation of the current directors and officers of the Corporation are as follows:

Name and Municipality of   Pre-Reorganization Office           Principal Occupation
Residence

Name and Municipality of   Pre-Reorganization Office       Principal Occupation
Residence
-----------------------------------------------------------------------------------------

Warren Wheeler Edmonds,    Director of Receptagen          Executive with Receptagen Inc.
WA, U. S. A.

Peter Prendergast Toronto, Nominee                         Independent Business Executive
Ontario

Linda Kent Aurora,         Nominee                         Investment Advisor
Ontario
-----------------------------------------------------------------------------------------

PRICE RANGE AND TRADING VOLUME OF COMMON SHARES

The common shares of the Corporation were listed on the Toronto Stock Exchange on August 24, 1994. On April 30, 1998 the common shares were suspended from listing on the TSE as a consequence of the Corporation failing to meet certain continuing listing requirements of the TSE. The Corporation had until April 30, 1999 to reinstate its listing status. It failed to do so and was delisted as of April 30, 1999.

The following table sets out the high and low prices for board lot trades and the volumes of trades of common shares as reported by the TSE for the periods indicated (in Canadian dollars).

--------------------------------------------------------------------------------
            Period                        High            Low           Volume
--------------------------------------------------------------------------------
Quarter ended September, 1996          $    0.87       $    0.40         2030785

Quarter ended December, 1996           $    0.63       $    0.07       3,468,931

Quarter ended March, 1997              $    0.25       $    0.11       4,878,080

Quarter ended June, 1997               $    0.59       $    0.24         8226645

Quarter ended September, 1997          $    0.29       $    0.145        2312607

Quarter ended December, 1997           $    0.22       $    0.07         7636900

Month ended January, 1998              $    0.105      $    0.05         2374000

Month ended February, 1998             $    0.08       $    0.05         5337599

Month ended March, 1998                $    0.05       $    0.035        4608707

Month ended April, 1998                $    0.045      $    0.03         5693000

The Corporation's shares have also traded in the United States on the National Association of Securities Dealers' Over-the-Counter Bulletin Board ("OTCBB") under the trading symbol "RCEPF". It is anticipated that an application will be made to list the common shares of the Corporation on an appropriate exchange following completion of the Acquisition.

PRIOR SALES OF COMMON SHARES

During the past 12 months, the Corporation has not issued any common shares.

OPTIONS AND WARRANTS CURRENTLY OUTSTANDING

There are 39,250 options and 28,250 warrants to purchase common stock of the Corporation outstanding as at the date hereof.

DIVIDENDS

The Corporation has not paid any dividends since its incorporation.

LEGAL PROCEEDINGS

There are no legal proceedings pending or, to the Corporation's knowledge, threatened against it or its property.

REGISTRAR AND TRANSFER AGENT

The registrar and transfer agent for the common shares of the Corporation is Computershare Trust Company at its principal offices in Calgary, Alberta.

AUDITOR

Upon approval by the shareholders of a change of the corporation's auditor, the auditor of the Corporation will be Salberg & Company, P.A., Boca Raton, Florida. (For more information, see "Change of Auditor").

RISK FACTORS

Management believes that the Acquisition transaction described in this Management Proxy Circular is in the best interest of the Corporation and its shareholders in order to maximize shareholder value. If the Acquisition is not approved by the requisite vote, there can be no assurance that the Corporation will be able to meet its obligations as they become due. See "Risk Factors".

                         INFORMATION CONCERNING SPANTEL

CORPORATE HISTORY

Spantel Communications Inc. ("Spantel") was incorporated on June 3, 1999 as a private company under the laws of the British Virgin Islands. Its head office is located in Madrid, Spain. Its registered office is located at P.O. Box 3161, Road Town, Tortola, British Virgin Islands.

BUSINESS MANDATE

Spantel is a provider of discount long distance telephone service headquartered in Madrid, Spain. Spantel markets its services primarily to a broad base of customers that includes small to medium enterprises and larger corporations, governmental entities, educational institutions, and residential consumers. Spantel has been created with the mission of becoming the leading alternative operator in the Spanish Telecommunications market.

Spantel's management believes that Spantel will become the industry leader by
(1) developing, marketing and delivering the premier discount long distance service in the industry through its sales and service-driven organization; and
(2) leveraging its industry experience and strategic relationships within the telecommunications arena to provide it with competitive advantages in the areas of telecommunications acquisition and distribution, call management and maintenance, sales, marketing and customer service. Spantel's philosophy is to grow its business by investing in the people that will enable it to aggressively market, retail and deliver its service rather than investing substantial resources in a costly centralized facilities or buying market share through premium-priced acquisitions.

Additionally, Spantel has ancillary proprietary products and services to enhance its customer base in order to achieve maximum penetration and revenue. These products and services include (1) SPANSURF.COM(R), Spantel's free Internet Service Provider, Portal and, (2) SPANTECNICA(R), a service providing in-house technical support and equipment sales/installations of telephony equipment and end user systems, and (3) SPANPOWER(R), a discount residential electricity provider serving the one-kilowatt market (which will be available upon deregulation in approximately 12 months).

                  THE SPANISH DISCOUNT LONG DISTANCE INDUSTRY

BACKGROUND

Telefonica has monopolized the telecommunications industry in Spain since phone service was established approximately 75 years ago. Between 1924 and 1999 telecommunications costs in Spain were some of the highest in all of Europe and probably would have remained there had it not been for the creation of the European Union ("EU"). In the 1990's many of Europe's premiere countries agreed to major changes in the way the countries were governed and how businesses were operated as a condition of entry. Utilities, such as telephone companies were the first to be deregulated in order to rid the countries of costly monopolies that hinder economic growth. Competition in long distance telecommunications has been proven all over the world to lower prices and increase the services available.

The telecommunications industry consists of numerous sectors that include: local loop, provincial and inter-provincial calls, international calls, calling cards, data transmission, point to point, voice over IP, video conferencing and the Internet, to name just a few. While the voice telecommunications industry is considered mature, the Internet and data transmission and video conferencing sectors are considered to be in their infancy in Spain.

DISCOUNT LONG DISTANCE MARKET

The discount long distance market differs from the monopolized telecommunications market because it brings affordable pricing and improved services. Monopolies are no longer able to take their customers for granted and now must provide competitive prices and services in order to retain their market share. In the end, the final user benefits from deregulation.

CUSTOMERS

Spantel's customer base is comprised of anyone who has a fixed line telephone in Spain. Customers are small and large businesses, government agencies, single family residences and resort facilities. Currently the customer base is represented as follows:

                                     TABLE 1
                                CUSTOMER ANALYSIS

TYPE                CUSTOMERS                                     TYPICAL APPLICATION
Residential         Single Family Homes,                          Personal calling-Provincial, Interprovincial
                    Apartments                                    & International

                                                                  Calling Cards

Commercial          mall stores, restaurants, and service         Personal calling-Provincial, Interprovincial
                    stations, homebuilders, general,              & International, Voice data, video
                    mechanical, electrical and plumbing           conferencing, Calling Cards
                    contractors, trucking companies,
                    manufacturing companies, farming and
                    agriculture companies

Governmental        Military, federal, state, country, and        Personal calling-Provincial, Interprovincial
                    local agencies, Hospitals, medical            & International, voice date, video
                    centers, universities and schools             conferencing, Calling Cards

                               THE BUSINESS OF SPANTEL

Spantel is a provider of discount long distance solutions headquartered in Madrid, Spain. Spantel markets its services primarily to a broad base of customers that includes small and large businesses, governmental entities, educational institutions, and consumers.

Spantel's management believes that discount long distance services are revolutionizing the entire Spanish telecommunications market. Spantel was created with a mission to become the leading provider of discount long distance solutions. Therefore, Spantel's management plans that Spantel will become the leading provider of discount long distance services by (1) developing, marketing and delivering the premier discount long distance service in the industry through Spantel's sales and service-driven organization; and (2) leveraging Spantel's industry experience and strategic relationships within the telecommunications acquisition and distribution, call management and maintenance, sales, marketing, and customer service. Spantel's philosophy is to grow its business by investing in the people that will enable Spantel to aggressively market, sell and deliver its service rather than investing substantial resources in a costly centralized facility or buying market share through premium-priced acquisitions.

Spantel has conducted substantial research of the discount long distance industry. It has also engaged various professionals to assist it in the areas of industry and competitive analysis, strategy formulation and corporate development. In a short period of time, Spantel has attracted a top-flight management team and board of directors with substantial executive management and entrepreneurial credentials as well as significant telecommunications industry experience. Spantel has also developed several strategic relationships within the industry that Spantel Management believes uniquely position Spantel to capitalize on the growing demand for discount long distance services.

Spantel is in the process of negotiating the acquisition a company in Alicante, Spain with over 50,000 customers and already are working on adding additional staffing for this location. Spantel is also currently working on starting branch locations in Cadiz and northern Spain around Bilbao.

CORPORATE STRUCTURE

Spantel Communications Inc., a company incorporated under the laws of the British Virgin Islands, wholly owns Spantel S.A.

SPANTEL'S PRODUCTS AND SERVICES

Spantel's management believes that discount long distance telecommunications are commodities that are difficult to differentiate. Therefore, Spantel plans to focus on being a service-driven company that excels in marketing and sales, rather than establishing a company that is product development or production capability-driven like some of its primary competitors.

Spantel's management believes that the discount long distance industry is local in nature and as a result requires high levels of personal service. Spantel has developed a customer service process that motivates its employees to recognize that customer satisfaction is a business strategy. Spantel's customer service process is designed to provide uniform quality and consistent service offerings at every branch location. Spantel recognizes that it is selling and delivering a service concept because the products utilized in its industry are commodities. Therefore, Spantel plans to make significant investments in personnel, training programs and operating support systems that will enable it to create a quality image and deliver a responsive, timely service that results in high levels of repeat business and referrals.

BUSINESS STRATEGY

Spantel's mission is to become a leading provider of discount long distance solutions in Spain, with further growth on the Iberian Peninsula in Portugal. To achieve this objective, Spantel's business strategy focuses on the following key principles.

EXECUTE A CONTROLLED EXPANSION PLAN

Spantel's plan is to expand in a controlled manner rather than to undertake a "roll-up" growth strategy. Spantel's management believes that a "roll-up" strategy as a core growth strategy is a high cost, high-risk proposition. Spantel's management's experience in this industry indicates that the discount long distance business is a relationship business, characterized by long-term relationships along the value chain. Spantel's management believes that its business is centered on customer and supplier relationships. Spantel's industry research suggests that one of the industry leaders, who is undertaking an acquisition growth strategy, has been experiencing significant post-closing customer base erosion and integration problems on select acquisitions. Spantel's management also believes based upon Spantel's research that this competitor has lost significant goodwill with powerful industry suppliers.

Accordingly Spantel's expansion plan focuses on the following key principles:

-        Careful selection of under served markets;

-        Avoid head-to-head battles, when appropriate, that may drain resources;

- Execute selective acquisitions of capital constrained businesses, in order to gain threshold share and personnel in more developed markets;

-        Expand into underdeveloped markets via start-up of new branches; and

- Maintain a strong balance sheet with sound levels of debt to reduce financial/liquidity risk associated with declines in telecommunications equipment values.

Spantel has developed an acquisition plan that requires its acquisition team to identify targets that possess capital constraints, strong management, high utilization rates, established trends and if appropriate, scalable management information systems. Spantel's acquisition plan will also involve an integration team that includes company personnel specifically dedicated to working with the acquired company's management to smoothly transition and integrate its business with Spantel's.

Spantel's plan is to make selective acquisitions in more developed markets and to launch startup branches to serve seven major provinces in Spain. Spantel's management believes these areas remain highly fragmented and largely under served. The Phase I Acquisitions/Startups is anticipated to last until April 2001. For the next 18 months Spantel will conduct Phase II Acquisitions/Startups of selective sites. During this time frame, Spantel intends to explore strategic alliances, which could result in additional locations.

FOCUS ON MARKETING ACTIVITIES TO CAPITALIZE ON EXPECTED DEMAND

Spantel intends to capitalize on the continued expected growth in demand for discount long distance services by aggressively marketing its services through a variety of distribution channels. Spantel's management believes that utilizing a range of distribution channels will enable Spantel to cost-effectively reach a broad base of potential customers. Spantel plans to invest in and build the most effective direct sales force in the industry, which will include an internal telemarketing team and large outside sales force, to attract high volume business customers. Spantel is hiring highly motivated personnel who have a background in or experience within the telecommunications industry.

In addition, Spantel intends to leverage the contacts of its executive management team and board of directors to gain access to a substantially larger base of potential customers than it could otherwise initially address through its direct sales force. Through the combination of direct sales force expansion and marketing initiatives, Spantel will seek to rapidly increase market penetration and customer base.

Spantel also plans to introduce marketing innovations to the industry that it believes will build brand awareness within the marketplace. For example, Spantel has created a unique brand name and logo, unlike any in the industry, that it believes creates an image that its target customers will easily identify with, enabling us to differentiate Spantel's service. All subsidiaries of Spantel will begin with "Span". Spantel plans to also pursue the use of alternative distribution channels by entering into joint marketing relationships with other companies that offer complementary services to Spantel customers.

BUILD STRONG CUSTOMER LOYALTY THROUGH SUPERIOR CUSTOMER SERVICE

Spantel's management believes that superior customer service is a critical element in attracting and retaining customers. It has developed a customer satisfaction process that motivates its employees to recognize that customer satisfaction is a business strategy. Spantel's customer service process is designed to provide uniform quality and consistent service offerings at every branch location. Spantel's management recognizes that Spantel is selling and delivering a service concept, because the products utilized in its industry are commodities. Therefore, Spantel plans to make significant investments in personnel, training programs and operating support systems that will enable it to create a quality image and deliver a responsive, timely service that results in high levels of repeat business and referrals.

LEVERAGE SPANTEL'S EXPERIENCED MANAGEMENT TEAM AND BOARD OF DIRECTORS

Spantel's senior management team and members of its board of directors have experience in the telecommunications industries. Spantel's senior management team also includes experienced executive management, sales, marketing and operating personnel. Spantel's management believes that its ability to combine and draw upon the collective talent and expertise of its senior managers and directors gives it a competitive advantage in the effective and efficient execution of telecommunications acquisitions, sales, marketing and customer service.

LEVERAGE SPANTEL'S EXISTING STRATEGIC RELATIONSHIPS AND EVALUATE STRATEGIC ALLIANCES TO ENHANCE SPANTEL'S COMPETITIVE POSITION

Members of Spantel's executive management team and board of directors have substantial telecommunications industry experience and have developed strong relationships within the industry, particularly on the telecommunications supply and distribution side of the business. Spantel's management believes that its ability to draw upon the strategic relationships established by its senior managers and directors gives Spantel a competitive advantage in the effective and efficient execution of telecommunications acquisition and distribution as well as call management and maintenance.

Members of Spantel's management team have also maintained long-term business relationships with major telecommunication equipment leasing and sales companies and major telecommunications service companies. Spantel plans to leverage these valuable supply chain relationships and believes that these relationships will provide Spantel with many strategic advantages.

Although Spantel is initially focused on the domestic discount long distance services market, Spantel's management believes that the demand for discount long distance services outside Spain will grow over the next few years. In the future, Spantel intends to enter into international strategic alliances to facilitate its entry into international markets. To date, Spantel has had preliminary discussions with potential international strategic partners.

MAINTAIN A LOW OVERHEAD AND COST STRUCTURE RELATIVE TO SPANTEL'S PRIMARY COMPETITORS

Spantel plans to maintain a lower cost structure than the industry leaders by pursuing cost reductions from its industry experience and strategic relationships, tight cost and overhead control, and cost avoidance in areas such as full network build-out, as there is already excess capacity in Spain, as well as research and development costs. Spantel's management believes that in the future Spantel's business will become increasingly more competitive and that maintaining a low relative cost position will enable Spantel to avoid significant margin erosion as the industry matures. Spantel's management believes that the competitive forces and underlying economic structure of the industry preclude a vertically integrated, domestic supplier and lesser of discount long distance minutes from achieving any cost advantages or other economies from volume production. Therefore, Spantel does not intend to undertake a strategy involving vertical integration into G-3 technology, which Spantel's management believes will enable Spantel to maintain a low cost position relative to its primary competition.

LEVERAGE INDUSTRY EXPERIENCE AND CONTACTS TO RECRUIT PERSONNEL FROM WITHIN THE INDUSTRY

Spantel recognizes that the discount long distance leasing business is a service business that is local in nature. Therefore, Spantel's philosophy is that it wants to invest in experienced personnel that will enable it to build the premier sales, marketing and service organization in the industry. Spantel's experienced management team has already recruited and will continue to recruit personnel from within the industry. In addition, Spantel's acquisition plan calls for the retention of the target companies' personnel. Spantel's management feels that this philosophy gives it an advantage in competing for target companies over the long run. At the present time a fundamental block to consolidating the industry is the unwillingness of smaller operators to sell. As a result, a few of Spantel's competitors who are attempting to consolidate the industry have paid substantial premiums for local operators. In some cases the acquiring company has not wanted the target company's management involved in the continuing operations. Spantel's management believes that this philosophy is flawed because it fails to recognize the importance of local market knowledge and local contacts inherent in this business.

DEVELOP FORMULA FACILITIES TO FACILITATE NATIONAL EXPANSION

In markets where Spantel will launch start-up operations, Spantel plans to leverage its industry experience to develop efficient, low-cost facilities at multiple locations that will enable it to expand nationally. Spantel plans to design a standard service establishment and to develop the process of constructing and putting the facility in to operation at minimum cost.

ESTABLISH A TIGHTLY MANAGED, DECENTRALIZED OPERATING STRUCTURE

Fragmented industries, such as the discount long distance industry, often are characterized by high personal service, local management orientation and close control. Spantel's management recognizes that customer service excellence and the ability to respond to individual market dynamics begins with local autonomy. Therefore, Spantel's plan is to keep local branch operations small as the business model foresees hub operations centers for call management and customer support. Spantel plans to support branches with tight central control and performance-oriented compensation for local branch managers. Each branch will have transportation equipment to deliver and pickup telecommunications and will house a sales staff, customer service personnel, as well as technical operations and call maintenance personnel.

SALES AND MARKETING

Spantel intends to deploy multiple distribution sales channels to rapidly increase its market penetration and customer base. The primary sales distribution channel will be a direct sales force. Spantel plans to invest in and build the most effective direct sales force in the industry, which will include an internal telemarketing sales force and an outside direct sales team.

Spantel is actively recruiting highly experienced sales professionals. Spantel's sales force will have a local presence in all of the markets it plans to serve. To support its direct sales force Spantel plans to invest in sales automation and sales tracking systems. Additionally, the sales force will be equipped with customer-tailored marketing material. Spantel also intends to pursue the use of alternative distribution channels by entering into joint marketing relationships with other companies that offer complementary services to business customers such as clubs, charities, private schools and other collective organizations.

Spantel will focus its marketing efforts on the following customer target markets: retail, construction, industrial, hospitals, schools, governmental, military and consumer. Spantel plans to advertise and promote Spantel's

"Span" brand name and logo in Spantel's target markets to build awareness of its brand and discount long distance services in general.

In addition, Spantel also plans to create a marketing infrastructure with three primary areas of responsibility: marketing communications, marketing management and product development.

Marketing communications will build Spantel's image and provide communications interface to customers regarding its service. Marketing communications will also promote its services at trade shows, industry conferences and other local events. Spantel intends to communicate a message that it provides customers with discount long distance services that consist of timely delivery of quality telecommunications backed by superior customer service and a knowledgeable, professional sales staff.

Marketing management will develop service literature, sales support materials, service revenue forecasts, and competitive service analysis for Spantel's services.

Product development will work with Spantel's internal teams such as customer service, operations and billing to develop and enhance Spantel's service.

Spantel will face competition from several local companies and possibly one or more regional companies in most of the markets it will enter. Its direct competitors include industry leaders Jazztel, RSL Communications and ITS Group. Spantel's management believes that the primary competitive factors for the discount long distance services are quality of service, reliability, telecommunications unit quality and availability, lease rates, and service innovations.

Conversely, the primary barrier facing new entrants is a lack of sufficient available capital necessary to grow business to levels needed to compete with larger regional competitors who are able to capitalize on centralized administration and economies of scale. Some other risks and uncertainties inherent in the industry include:

-        Price decreases and availability of excess bandwidth;

- Statute per minute rates decline as new competitors enter the market, resulting in longer time to recover cost of acquired telecommunications;

- Threat of new entrants from companies with ancillary business interests;

-        Ability to obtain financing;

-        Competition may result in increased acquisition costs;

-        Integration of acquired business units; and

-        Seasonal demand in certain regions.

MARKET PENETRATION AND COMPETITION

The discount long distance industry in Spain is in the early stages of its growth cycle, which is reflected by a relatively low level of market penetration. The industry leader of the newcomers, Jazztel, is the largest company to enter the public equity arena and is one of the only two competitors with a growing national presence in an otherwise highly fragmented business. The other is RSL Communications Group.

The discount long distance industry's fundamentals are extremely positive and its growth prospects are vast. The industry is experiencing strong growth as businesses and consumers are becoming much more aware of lower cost discount long distance carriers. Spantel's management believes that this industry provides an extremely attractive opportunity for long-term revenue and earnings growth and substantial returns on invested capital due to the following:

- The Size of the Market Opportunity is Significant: Industry analysts estimate the addressable commercial market for telecommunications in Spain at 20 billion euros. The population of Spain currently stands at 42 million and almost half of these people have fixed line access, making Spain the fourth largest telephony access in the European Union ("EU").

- Timing of Entry is Favourable: Spantel's research indicates that the deregulation of the telephony market in Spain has spurred demand as consumers and businesses now have affordable service at their disposal. Telephone long distance rates have dropped approximately 50% with the use of alternative long distance carriers, and the usage will continue to rise exponentially as rates come in line with those found in the United Kingdom and Germany.

- Margins in Telecommunications Business: The discount long distance business is characterized by 30-40% margins upon completion of network build out. The industry leader has historically and is projected to continue to generate robust margins and strong operating cash.

- Compelling Economics of Telecommunications Equipment Leasing: Leasing necessary equipment provides greater profitability and increased predictability of the business, compared to buying the equipment. The leasing model is compelling due to the following characteristics:

         -        Reducing costs from long-term leases;

         -        Quick payback period on telecommunications investment; and

         - Short-lived assets that lose their value (less than 3-5 year useful life).

- Enormous Opportunity for Consolidation Activity: The discount long distance industry is highly fragmented with few national participants and many upstart operators. The industry has been experiencing increased acquisition activity the last few years, led primarily by RSL Communications Group, Inc. and Jazztel.

- Numerous Markets Where Demand is Underdeveloped and Under served: There are scattered markets currently being served by small, start-up operators. These operations are capital constrained and as a result are limited in their ability to invest in telecommunications call centers or sales and marketing initiatives. These under served markets, where the level of awareness of discount long distance solutions is low, offer Spantel a tremendous opportunity to create awareness and drive demand through Spantel's sales force and direct marketing efforts.

- Industry Leader's Growth Validates Strong Demand: The industry leader, Telefonica, has achieved significant growth in new markets by creating demand among consumers and businesses who are previously unaware of the availability of discount long distance services to meet their telecommunications needs. The following trends in the industry leader's business demonstrate the increasing awareness and demand for discount long distance:

         - Number of fixed lines in use in Spain increased 21.8% between 1995 and 1999;

         -        Revenue from operations grew 31% from 1998 to 1999;

         - Net income rose at an annualized rate of over 25% during the period 1995 to 1999;

         -        Earnings per share increase from .28 in 1995 to .55 in 1999;

         - Their wholly owned Internet subsidiary experienced customer growth of 1245% between 1998 and 1999.

MANAGEMENT

The following table and text sets out the directors and officers of Spantel, the municipality in which each is currently resident, all offices of Spantel presently held by each, their principal occupations during the past five years, the period of time for which each has been a director of Spantel, and the number of shares of Spantel beneficially owned by each directly or indirectly as at the date of this Management Proxy Circular.


                                         No. of Shares Beneficially Owned,
   Name and Position                        Controlled or Directed as at         Director Since
   with Spantel                                      May 7, 2001
-----------------------------------     -----------------------------------    -----------------
   Mohamed Khashoggi, President                      10,000,000                  Incorporation
   Madrid, Spain

   Frank Palumbo, Managing Director                   1,000,000                  Incorporation
   Malaga, Spain

   Jose Ramon Basterra, Chief                         1,000,000                  Incorporation
   Executive Officer
   Malaga, Spain

   Juan Bautista Perez Aparico,                         500,000                  Incorporation
   Director
   Madrid, Spain

   Jose Herrero, Director                               500,000                  Incorporation
   Madrid, Spain

   Manuel Zorrilla, Corporate Counsel                      nil                   Incorporation
   Madrid, Spain

                                         No. of Shares Beneficially Owned,
   Name and Position                        Controlled or Directed as at         Director Since
   with Spantel                                      May 7, 2001
-----------------------------------     -----------------------------------    -----------------
   Conor D. O'Conor, Technical                        190,000                           n/a
   Director
   Malaga, Spain

   Brian Cohen, Vice President,                       300,000                           n/a
   Marketing
   Malaga, Spain


FINANCIAL STATEMENTS

Reference is made to Schedule "D" for a copy of the financial statements (audited) of Spantel for the period ended March 31, 2001.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors and senior officers of Spantel is indebted to Spantel.

DESCRIPTION OF SHARE CAPITAL

Spantel is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares.

CAPITALIZATION

The following table sets forth the capitalization of Spantel as of the date hereof.

                                      Amount Issued               Outstanding
     Designation of Securities                                as at May 25, 2001
    ---------------------------     ----------------        ----------------------
     Common                           40,000,000                    $400,000
                                                              (40,000,000 shares)

PROMOTERS

Mohammed Khashoggi and Frank Palumbo are the promoters of Spantel.

PRINCIPAL SHAREHOLDERS

As at the date hereof, Spantel S. A. was a wholly-owned subsidiary of Spantel Communications, Inc. of the British Virgin Islands

MATERIAL CONTRACTS

Except for the Share Exchange Agreement, Spantel is not a party to any material agreements not in the ordinary course of business. See "The Business of Spantel".

DIVIDENDS

Spantel has not paid any dividends since its incorporation.

LEGAL PROCEEDINGS

Spantel is not a party to any known legal proceedings.

REGISTRAR AND TRANSFER AGENT

To date, Spantel has acted as its own transfer agent.

AUDITOR

The auditor of Spantel is Ernst & Young, S. L., Madrid, Spain.

         INFORMATION CONCERNING THE POST-ACQUISITION CORPORATION

INTRODUCTION

The Corporation was incorporated on May 17, 1984 and pursuant to Articles of Amalgamation dated August 31, 1994 was amalgamated with Vancouver Wholesale Drugs Ltd. Following the Acquisition, the Corporation's registered office will be located at 390 Bay Street, Suite 1600, Toronto, Ontario M5H 2Y2 and its principal business office will be located at, at least temporarily, at that address.

The Corporation is a "reporting issuer" under applicable securities legislation in the Provinces of British Columbia, Alberta and Ontario, Canada and is a "reporting corporation" under the United States Securities Exchange Act of 1934.

All of the outstanding common shares were, up until April 30, 1998, listed for trading on the TSE (symbol "RCG"). On April 30, 1998, the TSE suspended the Corporation's listing on the TSE for failure to maintain continued listing requirements of the TSE. The Corporation's shares also traded in the United States on the National Association of Securities Dealers' Over-the-Counter ("OTC") Bulletin Board (symbol "RCEPF"), but is now de-listed. It is anticipated that, after the completion of the Acquisition, the Corporation will apply for a listing on an appropriate exchange.

POST-ACQUISITION CORPORATE STRUCTURE

Upon completion of the Acquisition, the Corporation will become Spantel Communications, Inc., and will wholly own Spantel S.A.

BUSINESS OF THE POST-ACQUISITION CORPORATION

On completion of the Acquisition, the Corporation will become a long distance telecommunications company operating through Spantel S.A.

MANAGEMENT OF THE POST-ACQUISITION CORPORATION

Upon completion of the Acquisition, the Corporation will have a management team with the capability, expertise and depth necessary to take advantage of the opportunities available to the Corporation.

PRINCIPAL SHAREHOLDERS OF THE POST-ACQUISITION CORPORATION

The only person or company who, to the knowledge of the directors and officers of the Corporation, currently owns or will own after the completion of the Acquisition, the Share Consolidation and Capital Reorganization, beneficially, directly or indirectly, more than 10% of the issued and outstanding common shares of the Post-Acquisition Corporation is Mohamed Khashoggi, who currently owns 25% of the issued capital of Spantel.

DIRECTORS AND OFFICERS OF THE POST-ACQUISITION CORPORATION

The following table sets out the persons who will be directors and officers of the Corporation following the Acquisition, including their municipality of residence, position with the Corporation and principal occupation:

 -----------------------------------------------------------------------------------------------------
 Name and Municipality of   Position With the Corporation      Principal Occupation
 Residence                  Following the Acquisition
 -----------------------------------------------------------------------------------------------------
                                                               President, Group Radiotronica, S.A.
 Juan Bautista Perez        Director
 Aprico
 Madrid, Spain

 Jose Ramon Basterra       Director and Chief Executive        C. E. O., Spantel S.A.
 Malaga, Spain             Officer

 Donald L. Cox             Director and Chief Operating        Chief Operating Officer, Spantel S.A.
 Englewood, Colorado,      Officer
 U.S.A.

 Frank Palumbo             Director and Managing Director      Managing Director, Spantel S.A.
 Malaga, Spain

 Brian Cohen               Vice President                      Vice President, Spantel S. A.
 Malaga, Spain

 Mohamed A. Khashoggi      President                           President, Spantel S.A.
 Madrid, Spain

 Robert J. Carlin          Vice President                      Director, Area International, Spantel
 Malaga, Spain                                                 S.A.

For a detailed description of the principal occupation for Mohamed A. Khashoggi and Frank Palumbo for the last five (5) years, see "Information Concerning Spantel - Management".

Committees of the board of directors will be established by the board of directors following the Acquisition.

COMPENSATION OF DIRECTORS

The fees to be paid and the stock options to be granted to the non-executive directors of Spantel for serving as directors will be determined following the Acquisition.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS OF THE POST-ACQUISITION
CORPORATION

No indebtedness, other than routine indebtedness, will be owed to the Corporation after the Acquisition by any person who was a director, officer or employee of Spantel or the Corporation prior to the Acquisition, or any person who will become a director, officer or employee of the Corporation upon completion of the Acquisition.

PROMOTER

Mohamed Khashoggi, Spantel's President, and Frank Palumbo, a Managing Director of Spantel, are the promoters of Spantel as defined by applicable securities laws.

SHARE CAPITAL OF THE POST-ACQUISITION CORPORATION

AUTHORIZED CAPITAL

The authorized capital of the Corporation upon completion of the Acquisition, assuming that the Capital Reorganization is approved and implemented, will consist of an unlimited number of common shares (the "Common Shares") and an unlimited number of preferred shares, issuable in series (the "Preferred Shares").

CAPITALIZATION

The following table sets out the capitalization of the Corporation as at December 31, 2000 and as at March 31, 2001 and as at July 31, 2001 after giving effect to the Acquisition, the Share Consolidation, and the Capital
Reorganization:

---------------------------------------------------------------------------------------------------------------------------
       Description         Amount Authorized    Amount Outstanding      Amount Outstanding     Amount Outstanding as at
                                                as of December 31,     as of March 31, 2001   July 31, 2001 After Giving
                                                  2000 (audited)            (unaudited)       Effect to the Acquisition,
                                                                                                      and Share
                                                                                               Consolidation (unaudited)
---------------------------------------------------------------------------------------------------------------------------
 Common shares              unlimited             (6,652,365 shs.)        (6,652,365 shs.)      (17,717,418 shs.(1), (2))

(1) Also assumes that 16,500,000 (post-consolidated) common shares are issued to the shareholders of Spantel in connection with the Acquisition and excludes 39,250 post-consolidated common shares of the Corporation reserved for issuance upon the exercise of options granted to certain of the Corporation's executive officers, directors, employees and consultants, and 28,250 post-consolidated common shares of the Corporation reserved for issuance pursuant to various share purchase warrants. See "Fully Diluted Share Capital" for details of outstanding options, warrants and other convertible securities.

The Pre-Acquisition Corporation had an accumulated deficit as at December 31, 2000 of $15,208,579.

OPTIONS TO BE GRANTED AFTER THE ACQUISITION

Options to purchase common shares of the Corporation may be granted at the discretion of the board of directors in accordance with the Corporation's Stock Option Plan following the Acquisition. Upon completion of the Acquisition and subject to regulatory approvals, it is anticipated that the board of directors will, in due course, grant options to directors, officers, employees and consultants of the Corporation to acquire common shares of the Corporation in accordance with the terms of the Plan. See also "Stock Option Plan".

FULLY-DILUTED SHARE CAPITAL

The following table sets forth information concerning the fully diluted share capital of the Corporation after giving effect to the Debt Conversion, Share Consolidation and Acquisition.

----------------------------------------------------------------------------------------------------------
                                                                       NUMBER OF      PERCENTAGE OF TOTAL
                                                                        SHARES
----------------------------------------------------------------------------------------------------------
  (a)  Issued immediately prior to the Acquisition                     1,217,418             6.85%

  (b)  Common shares issued in connection with Acquisition            16,500,000            92.78

  (c)  Securities reserved for future issue as of the date hereof         67,500(1)          0.37%

  Total                                                               17,784,918              100%

(1) Of which 39,250 post-consolidated common shares are issuable pursuant to the exercise of incentive stock options (see "Information Concerning the Corporation - Options Currently Outstanding") and 28,250 post-consolidated common shares are issuable pursuant to the exercise of various share purchase warrants (see also "Repricing of Warrants").

                                  RISK FACTORS

A decision by the Corporation's shareholders to vote in favour of the resolution authorizing the Acquisition involves a number of risk factors. Shareholders are encouraged to review the risk factors with their own legal and financial advisers. In addition to the facts set out elsewhere in this Management Proxy Circular, shareholders should also consider the following:

CONTINUING OPERATING LOSSES AND ACCUMULATED DEFICIT

Since inception, the Corporation has experienced significant operating losses and as of December 31, 2000 had substantial accumulated deficits. The Corporation expects that its operating losses may continue over the next several years. The Corporation's future operating results will depend on many factors, including demand for the Corporation's services, the level of competition and the ability of the Corporation to control costs. There can be no assurance that the Corporation will ever achieve a profitable level of operation.

CAPITAL REQUIREMENTS

There can be no assurance that the Corporation will be able to secure additional financing or that such financing will be available to the Corporation on satisfactory terms.

DEPENDENCE ON KEY PERSONNEL

The Corporation is, and will remain, heavily dependent upon the expertise of certain of its own officers and key medical advisers.

ABSENCE OF DIVIDENDS

The Corporation has never declared or paid cash dividends on its common shares and does not anticipate doing so in the foreseeable future. There can be no assurance that the Corporation's board of directors will ever declare cash dividends, which action is exclusively within their discretion.

VOLATILITY OF COMMON SHARE PRICE AND VOLUME

The common shares of the Corporation were listed on the TSE on August 24, 1994. On April 30, 1998 the common shares were suspended from listing on the TSE as a consequence of the Corporation failing to meet certain continuing listing requirements of the TSE. The Corporation had until April 30, 1999 to reinstate its listing status. It failed to do so and was delisted as of April 30, 1999. Assuming the completion of the Acquisition, the Corporation (as the Post-Acquisition Corporation) anticipates making an application for listing the Corporation's shares on an appropriate stock exchange.

                                    OTHER MATTERS

DIVIDEND POLICY OF THE POST-ACQUISITION CORPORATION

The Corporation has not paid dividends since its inception and currently intends to retain all available funds, if any, for use in it business and does not anticipate paying any dividends for the foreseeable future.

LEGAL PROCEEDINGS OF THE POST-ACQUISITION CORPORATION

There are no legal proceedings pending or, to the Corporation's or Spantel's knowledge, threatened against the Corporation or Spantel, or their respective property.

AUDITOR, REGISTRAR AND TRANSFER AGENT OF THE POST-ACQUISITION CORPORATION

Upon approval by the shareholders, the auditor of the Corporation will be Salberg & Company, P.A., Boca Raton, Florida. The auditor of Spantel is Ernst & Young, Madrid, Spain.

The registrar and transfer agent for the common shares of the Corporation is Computershare Trust Company at its principal offices in Calgary, Alberta and will remain so upon completion of the Acquisition.

                          OTHER MATTERS TO BE ACTED UPON

The management of the Corporation is not aware of any other matter to come before the Meeting other than as set forth in the Notice of Meeting and this Management Proxy Circular. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                       APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Management Proxy Circular have been approved, and the delivery of it to each shareholder of the Corporation entitled thereto and to the appropriate regulatory agencies has been authorized, by the board of directors of the Corporation.

By order of the board of directors of

RECEPTAGEN LTD. "Warren Wheeler"
Warren Wheeler President and Chief Executive Officer

                                  SCHEDULE "A"

                  RESOLUTIONS REQUIRING SHAREHOLDERS' APPROVAL

ITEM I:  TEXT OF SHARE CONSOLIDATION RESOLUTION

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (1) the issued capital of the Corporation be consolidated on a ten (old) for one (new) basis with effect immediately subsequent to the Debt Conversion and prior to the completion of the Acquisition, and all entitlements to fractions be rounded down to the next whole number;

         (2) the board of directors of the Corporation be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

         (3) the directors of the Corporation are hereby authorized, in their discretion, by resolution, to abandon the consolidation of the issued capital of the Corporation without further approval, ratification or confirmation by the shareholders of the Corporation, and in such case, this special resolution shall be deemed to have been rescinded."

ITEM II: TEXT OF NAME CHANGE RESOLUTION

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (2) the name of the Corporation be changed from "Receptagen Ltd." to "Spantel Communications, Inc.", or such other name as decided upon by the directors of the Corporation and acceptable to the relevant regulatory authorities, and the Corporation's Articles be altered accordingly;

         (3) Articles of Amendment of the Corporation to effect the change of name be filed with the Registrar of Corporations under the CBCA;

         (1) the board of directors of the Corporation be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

         (1) the directors of the Corporation are hereby authorized, in their discretion, by resolution, to abandon the name change of the Corporation without further approval, ratification or confirmation by the shareholders of the Corporation, and in such case, this special resolution shall be deemed to have been rescinded."

ITEM III: TEXT OF REGISTERED OFFICE CHANGE RESOLUTION

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (4) the registered office of the Corporation be changed from 1100-1055 West Hastings Street, Vancouver, British Columbia V6K 1C3 to 390 Bay Street, Suite 1600, Toronto, Ontario, M5H 2Y2;

         (5) Articles of Amendment of the Corporation to effect the change of address be filed with the Registrar of Corporations under the CBCA;

         (1) the board of directors of the Corporation be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

         (2) the directors of the Corporation are hereby authorized, in their discretion, by resolution, to abandon the change of registered office of the Corporation without further approval, ratification or confirmation by the shareholders of the Corporation, and in such case, this special resolution shall be deemed to have been rescinded."

ITEM IV: TEXT OF DEBT CONVERSION SETTLEMENT RESOLUTION

"BE IT RESOLVED, AS AN ORDINARY RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (2) the Corporation enter into, prior to the Share Consolidation, Debt Conversion Agreements with its consenting creditors converting the debt owed by the Corporation to each creditor into common shares issued from the Corporation's treasury on a Canadian $0.10 (U.S. $0.6949) per share basis so that each dollar of debt will be converted into ten common shares of the Corporation;

         (2) the board of directors of the Corporation be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

         (3) the directors of the Corporation are hereby authorized, in their discretion, by resolution, to abandon the conversion of the debt of the Corporation into common shares of the Corporation without further approval, ratification or confirmation by the shareholders of the Corporation, and in such case, this resolution shall be deemed to have been rescinded."

ITEM V:  TEXT OF CESSATION OF REPORTING ISSUER STATUS IN CANADA RESOLUTION

"BE IT RESOLVED, AS AN ORDINARY RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (3) the Corporation make applications to the Securities Commissions of the Provinces of British Columbia, Alberta and Ontario to cease to be a reporting issuer in those jurisdictions;

         (2) the board of directors of the Corporation be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

         (3) the directors of the Corporation are hereby authorized, in their discretion, by resolution, to abandon the said applications to cease to be a reporting issuer in the aforementioned jurisdictions without further approval, ratification or confirmation by the shareholders of the Corporation, and in such case, this resolution shall be deemed to have been rescinded."

ITEM VI: TEXT OF CONTINUATION INTO DELAWARE RESOLUTION

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (4) the Corporation make an application in the State of Delaware to continue the Corporation as if it had been incorporated under the laws of the State of Delaware and the Corporation make an application to the Corporations Directorate of Industry Canada for a Certificate of Discontinuance;

         (2) the board of directors of the Corporation be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

         (3) the directors of the Corporation are hereby authorized, in their discretion, by resolution, to abandon the said applications to continue into Delaware and for a Certificate of Discontinuance in Canada without further approval, ratification or confirmation by the shareholders of the Corporation, and in such case, this resolution shall be deemed to have been rescinded."

ITEM VII: TEXT OF CHANGE OF AUDITOR RESOLUTION

"BE IT RESOLVED, AS AN ORDINARY RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (1) The change in auditors of the Corporation from BDO Dunwoody LLP to Salberg & Company, P.A., is hereby approved, and the appointment of Salberg & Company, P.A., as the auditors of the Corporation for the financial year ending December 31, 2001, at a remuneration to be fixed by the directors, is hereby ratified."

ITEM VIII: TEXT OF CONFIRMATION OF PAST ACTS RESOLUTION

"BE IT RESOLVED, AS AN ORDINARY RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (1) that all Resolutions, contracts, acts and proceedings of the Officers and Directors of the Corporation since the date of the last meeting of the shareholders of the Corporation, being June 30, 1998, to and including the date hereof, be and the same are hereby approved, ratified and confirmed, subject to the proviso that any action which may be taken against any Officers or Directors in any legal capacity shall be reserved from this Resolution."

ITEM IX: TEXT OF THE ACQUISITION RESOLUTION

"BE IT RESOLVED, AS AN ORDINARY RESOLUTION, WITH OR WITHOUT AMENDMENT, THAT:

         (1) subject to regulatory approval, the entry into a Share Exchange Agreement as described in the information circular of the Corporation dated June 8, 2001, among the Corporation, Spantel Communications, Inc. ("Spantel") and the shareholders of Spantel, is hereby consented to and approved;

         (2) subject to regulatory approval, the Corporation is hereby authorized to issue 16,500,000 (post-consolidated) common shares in the capital of the Corporation to be issued on a pro rata basis to or on the direction of the Spantel shareholders as consideration for the purchase of Spantel shares; and

         (3) the board of directors of the Corporation be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing."

                                    SCHEDULE "B"

              CONSOLIDATED FINANCIAL STATEMENTS OF THE CORPORATION
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998, AND
               INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                          PERIOD ENDED MARCH 31, 2001

                       RECEPTAGEN, LTD. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2000, 1999 AND 1998

                                RECEPTAGEN, LTD.
                                AND SUBSIDIARIES


                                    CONTENTS


                                                                      Page(s)

Independent Auditors' Report                                             1

Consolidated Balance Sheets                                              2

Consolidated Statements of Operations                                    3

Consolidated Statements of Changes in Stockholders' Deficiency           4

Consolidated Statements of Cash Flows                                    5

Notes to Consolidated Financial Statements                             6 - 13

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
   Receptagen, Ltd.

We have audited the accompanying consolidated balance sheets of Receptagen Ltd. and Subsidiaries as of December 31, 2000, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these consolidated financial statements based on our audits.

We conduct our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Receptagen Ltd. and Subsidiaries as of December 31, 2000, 1999 and 1998 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company's inactive status, accumulated deficit, and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


SALBERG & COMPANY, P.A.
Boca Raton, FL
April 30, 2001 (except for Notes 4 and 9 as to which the date is May 31, 2001)

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)

                                                                     2000                     1999                     1998
                                                                ------------             ------------             ------------

                                                      ASSETS
Patents                                                         $         --             $         --             $    893,790
                                                                ------------             ------------             ------------
TOTAL ASSETS                                                    $         --             $         --             $    893,790
                                                                ============             ============             ============



                                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY


CURRENT LIABILITIES

Notes payable to related parties                                     628,748                  648,620                  981,305
Accounts payable                                                     266,057                  274,466                  393,607
Accounts payable subject to conversion offers                        471,019                  485,905                  459,377
                                                                ------------             ------------             ------------
TOTAL CURRENT LIABILITIES                                          1,365,824                1,408,991                1,834,289
                                                                ------------             ------------             ------------
TOTAL LIABILITIES                                                  1,365,824                1,408,991                1,834,289
                                                                ------------             ------------             ------------

STOCKHOLDERS' DEFICIENCY
Preferred stock, no par value, unlimited authorized,
  none issued and outstanding                                             --                       --                       --
Common stock, no par value, unlimited authorized,
  6,652,365, 6,652,365 and 5,343,198 issued and
  outstanding, respectively                                       13,722,731               13,722,731               14,897,419
Accumulated deficit                                              (15,208,579)             (15,208,579)             (15,978,234)
Accumulated other comprehensive income                               120,024                   76,857                  140,316
                                                                ------------             ------------             ------------
TOTAL STOCKHOLDERS' DEFICIENCY                                    (1,365,824)              (1,408,991)                (940,499)
                                                                ------------             ------------             ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                  $         --             $         --             $    893,790
                                                                ============             ============             ============

          See accompanying notes to consolidated financial statements

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)

                                                              2000                  1999                    1998
                                                           ----------            -----------             -----------

OPERATING EXPENSES
Compensation                                               $       --            $    21,888             $   139,852
Consulting                                                         --                259,141                 183,635
Bad debt                                                           --                     --                  36,075
Professional fees                                                  --                 16,837                 229,916
Rent                                                               --                     --                  20,532
Amortization                                                       --                 60,450                  84,173
General and administrative                                         --                 49,803                 371,456
                                                           ----------            -----------             -----------
TOTAL OPERATING EXPENSES                                           --                408,119               1,065,639
                                                           ----------            -----------             -----------

LOSS FROM OPERATIONS                                               --               (408,119)             (1,065,639)

OTHER INCOME (EXPENSE)
Interest expense                                                   --                     --                 (60,203)
Gain on sale of patents                                            --              1,177,774                      --
                                                           ----------            -----------             -----------
TOTAL OTHER INCOME (EXPENSE)                                       --              1,177,774                 (60,203)
                                                           ----------            -----------             -----------

NET INCOME (LOSS)                                          $       --            $   769,655             $(1,125,842)
                                                           ==========            ===========             ===========

Net income (loss) per share - basic and diluted            $       --            $      0.12             $     (0.28)
                                                           ==========            ===========             ===========

Weighted average shares outstanding - basic and
diluted                                                     6,652,365              6,519,004               3,989,396
                                                           ==========            ===========             ===========

          See accompanying notes to consolidated financial statements

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)

                                                        COMMON STOCK                               ACCUMULATED OTHER
                                                 ---------------------------       ACCUMULATED      COMPREHENSIVE
                                                   SHARES          AMOUNT            DEFICIT           INCOME            TOTAL
                                                 ---------      ------------       ------------       ---------       -----------

BALANCE, DECEMBER 31, 1997                       3,302,027      $ 13,975,158       $(14,852,392)      $ 268,400       $  (608,834)

Exercise of warrants                               860,539           466,938                 --              --           466,938

Stock issued for payables and services             986,667           199,839                 --              --           199,839

Conversion of debentures                           193,965           183,333                 --              --           183,333

Debt forgiveness - related party                        --            72,151                 --              --            72,151

Foreign currency translation adjustment                 --                --                 --        (128,084)         (128,084)

Net loss 1998                                           --                --         (1,125,842)             --        (1,125,842)
                                                 ---------      ------------       ------------       ---------       -----------
BALANCE, DECEMBER 31, 1998                       5,343,198        14,897,419        (15,978,234)        140,316          (940,499)

Stock issued for services                        1,309,167           370,294                 --              --           370,294

Loss on convertible debentures settlement -
  related party                                         --        (1,544,982)                --              --        (1,544,982)

Foreign currency translation adjustment                 --                --                 --         (63,459)          (63,459)

Net income 1999                                         --                --            769,655              --           769,655
                                                 ---------      ------------       ------------       ---------       -----------
BALANCE, DECEMBER 31, 1999                       6,652,365        13,722,731        (15,208,579)         76,857        (1,408,991)

Foreign currency translation adjustment                 --                --                 --          43,167            43,167

BALANCE, DECEMBER 31, 2000                       6,652,365      $ 13,722,731       $(15,208,579)      $ 120,024       $(1,365,824)
                                                 =========      ============       ============       =========       ===========


          See accompanying notes to consolidated financial statements

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)

                                                        2000                  1999                    1998
                                                      --------             -----------             -----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                     $     --             $   769,655             $(1,125,842)
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
Stock based expense                                         --                 347,668                 271,990
Other non-cash expenses                                     --                  45,215                      --
Depreciation                                                --                      --                   3,376
Amortization                                                --                  15,236                  26,859
Bad debt                                                    --                      --                  36,075
Impairment of assets                                        --                      --                  10,137
Gain on sale of patents                                     --              (1,177,774)                     --
(Increase) decrease in:
Prepaids                                                    --                      --                   1,731
Other assets                                                --                      --                  48,165
Increase (decrease) in:
Accounts payable and accrued expenses                       --                      --                  16,329
                                                      --------             -----------             -----------
NET CASH USED IN OPERATING ACTIVITIES                       --                      --                (711,180)
                                                      --------             -----------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable                                 --                      --                  21,888
Proceeds from exercise of warrants                          --                      --                 660,237
                                                      --------             -----------             -----------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                                --                      --                 682,125
                                                      --------             -----------             -----------

EFFECT OF EXCHANGE RATE CHANGES IN
  CASH                                                      --                      --                  (1,014)
                                                      --------             -----------             -----------
Net decrease in cash                                                                                   (30,069)

Cash and cash equivalents - beginning of
  year                                                      --                      --                  30,069
                                                      --------             -----------             -----------

CASH AND CASH EQUIVALENTS - END OF YEAR               $     --             $        --             $        --
                                                      ========             ===========             ===========


          See accompanying notes to consolidated financial statements

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)


NOTE 1   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      ORGANIZATION

         Receptagen, Ltd. (the "Company" or the "Legal Parent") was incorporated pursuant to the Canada Business Corporation Act on May 17, 1984 and was involved in researching and developing a class of biological non-immunosuppressive drugs ("Growth Blockers") and an enzyme used to inhibit apoptosis in treating AIDS symptoms ("CoQ10") through its United States of America Subsidiaries, Receptagen Corporation and Ryan Pharmaceuticals, Inc. The Company has been generally inactive since 1998.

         (B)      PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of Receptagen, Ltd. and its inactive United States of America Subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

         (C)      BASIS OF PRESENTATION AND FOREIGN CURRENCY TRANSLATION

         The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America and in United States dollars.

         The functional currency of the Receptagen, Ltd. is the Canadian dollar. The financial statements of Receptagen, Ltd. are translated to United States dollars using year-end rates of exchange for assets and liabilities, and annual average rates of exchange for revenues, costs, and expenses. Capital accounts are translated using historical rates. Net gains and losses resulting from foreign exchange transactions, if any, are included in the consolidated statements of operations and were not significant during the periods presented. The effect of translation is recorded as a separate component of stockholders' deficiency as part of accumulated other comprehensive income (loss).

         (D)      USE OF ESTIMATES

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                         RECEPTAGEN, LTD. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 2000, 1999 AND 1998
                                (EXPRESSED IN U.S. DOLLARS)


         (E)      CASH AND CASH EQUIVALENTS

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         (F)      PATENTS

         Patents and patent applications are recorded at cost. Amortization is provided on a straight-line basis over periods ranging from 10 to 17 years being the economic life of the patent. During 1999, all patents and patents pending were sold. (See Note 2)

         (G)      STOCK-BASED COMPENSATION

         The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with SFAS 123.

         (H)      INCOME TAXES

         The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         (I)      NET LOSS PER COMMON SHARE

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS)

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF DECEMBER 31, 2000, 1999 AND 1998
                              (EXPRESSED IN U.S. DOLLARS)


         reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At December 31, 2000, 1999 and 1998 the assumed exercise of common stock equivalents was not utilized since the effect was antidilutive. At December 31, 2000, there were 28,250 common stock warrants and 39,250 common stock options outstanding, which could potentially dilute future earnings per share. Based on accounts payable subject to conversion offers (see Note 4) there may be up to approximately 7,055,400 additional common shares that could dilute future earnings per share.

         (J)      COMPREHENSIVE INCOME (LOSS)

         The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement No. 130"). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components, and is effective for the fiscal years beginning after December 15, 1997. Comprehensive income (loss) is the total of net income (loss) and other comprehensive income (loss).

         The foreign currency translation gains (losses) resulting from the translation of the financial statements of Receptagen, Ltd. expressed in Canadian dollars to United States dollars are reported as Accumulated Other Comprehensive Income (Loss) in the Statement of Stockholders' Deficiency.

         (K)      NEW ACCOUNTING PRONOUNCEMENTS

         Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards for derivative instruments and related contracts, and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 1999. The Company's adoption of this pronouncement did not have any material effect in the Company's financial position or results of operations.

NOTE 2   PATENTS

During June and August 1999, the Company sold all of its patents and patents pending for $2,000,000 and $50,000, respectively. The $2,000,000 was paid with 2,000,000 common shares of the purchaser, a privately held company, with a fair market value of $1.00 per share as agreed by the parties. Concurrent with the transaction, the Company paid 260,000 of these shares as a consultant fee of $260,000. The Company recognized a gain on sale of $1,177,774. The remaining 1,740,000 shares collateralized the convertible debentures debt to a related party in consideration for the creditor releasing the patents collateral. In December 1999, the 1,740,000 shares were used to settle that debt

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)


of the Company (see Note 3). Amortization on the patents during 1999 and 1998 was $60,450 and $84,173, respectively.

NOTE 3   NOTES PAYABLE TO RELATED PARTIES

                                                                            2000                1999                1998
                                                                          --------            --------            --------

Promissory notes issued to InterUnion to cover InterUnion
         promissory notes to the Company's co-owner
         creditors pursuant to the approved restructuring
         proposal of 1997, unsecured, non-interest bearing,
         due on demand as follows:
         Denominated in Canadian currency  (CAN$494,431)                  $336,519            $356,391            $320,980
         Denominated in United States of America currency                  292,229             292,229             292,229

Loan facility evidenced by convertible debentures of up
         to US$875,000, collateralized by the Company's
         assets, including patents and patent applications,
         bearing interest at 11% per annum and payable on
         either of (a) June 30, 1999 and (b) the closing
         date of the proposed special warrant offering.
         The indebtness is convertible into common shares of
         the Company at a conversion price of $0.035 in the
         event that the acquisition does not close. The terms
         of the note are subject to shareholder approval. A 5%
         commission was withheld from the advances.                             --                  --             368,096
                                                                          --------            --------            --------

                                                                          $628,748            $648,620            $981,305
                                                                          ========            ========            ========

In December 1999, the Company surrendered the 1,740,000 common shares obtained from the sale of its patents to a related party creditor as settlement of the outstanding balance on the convertible debentures debt. Based on the cost basis of the shares recorded at the patent sale date, the Company charged the loss on settlement of $1,544,982 to additional paid-in capital since it was a related party transaction.

NOTE 4   ACCOUNTS PAYABLE SUBJECT TO CONVERSION OFFERS

During April 2001, the Company offered creditors the opportunity to settle outstanding balances by converting the balances to the Company's common stock at a price of CAN$0.10 (US$0.06949 as translated on April 30, 2001). The balance subject to conversion was $471,019 at December 31, 2000 (CAN$705,540 and US$457,846 as translated on April 30, 2001). If all creditors convert, approximately 7,055,400 additional common shares would be issued. As of May 31, 2001, signed conversion agreements for approximately $352,760 of the total $471,019 were received back from the creditors resulting in a total issuable common shares of 5,283,950.

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)


NOTE 5   STOCKHOLDERS' DEFICIENCY

         (A)      REVERSE COMMON STOCK SPLIT

         In June 1998, the Board of Directors and Shareholders approved a 1-for-20 reverse stock split of the outstanding common stock, warrants, and options. All share, warrant, and option quantities in the accompanying consolidated financial statements have been retroactively restated to reflect the reverse stock split.

         (B)      COMMON STOCK WARRANTS

         The weighted average exercise prices and number of warrants has been retroactively restated for the 20-for-1 reverse stock split.

                                       Number of        Weighted Average
                                        Warrants         Exercise Price
                                       ---------        ----------------

BALANCE, DECEMBER 31, 1997             2,357,372             $2.00
Granted                                  193,965              0.70
Exercised                               (860,539)             0.70
Cancelled                                (38,342)             2.21
Expired                                       --                --
                                       ---------             -----
BALANCE, DECEMBER 31, 1998             1,652,456              2.52
Granted                                       --                --
Exercised                                     --                --
Cancelled                                     --                --
Expired                                   (7,500)             6.76
                                       ---------             -----
BALANCE, DECEMBER 31, 1999             1,644,956              2.50
Granted                                       --                --
Exercised                                     --                --
Cancelled                                     --                --
Expired                               (1,616,706)             0.70
                                       ---------             -----
BALANCE DECEMBER 31, 2000                 28,250              9.97
                                       =========             =====

         (C)      MODIFICATION OF TERMS OF WARRANTS

         In June 1998, the Board of Directors and Shareholders approved a revision to the exercise price of 2,321,622 common stock warrants to $0.035 from $0.09 and $0.13 (CAN$0.14 and CAN$0.20) and an extension of the exercise expiration date to June 30, 2000. In accordance with SFAS 123, no additional expense was recognized since the reduced exercise price did not effect the fair market value of those warrants.

         Subsequent to the price modification, 818,039 modified warrants were exercised in 1998 and the remaining expired in year 2000.

         The following table summarizes information about common stock warrants outstanding at December 31, 2000. The exercise prices have been retroactively restated to reflect the 1-for-20 reverse stock split.

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)

                     Options Outstanding                                  Options Exercisable
-------------------------------------------------------------         -------------------------
                                    Weighted                            Number
                   Number            Average         Weighted         Exercisable      Weighted
Range of       Outstanding at       Remaining         Average             at            Average
Exercise        December 31,       Contractual       Exercise          December        Exercise
 Price             2000               Life            Price            31, 2000         Price
--------       --------------      -----------      ---------         -----------     ---------
$ 0.20            17,000              4.58           $ 0.20             17,000         $ 0.20
 22.60             3,750              4.58            22.60              3,750          22.60
 25.40             7,500              4.58            25.40              7,500          25.40
------          --------             -----           ------             ------          -----
                  28,250                                                28,250
======          ========             =====           ======             ======          =====

         (D)      STOCK OPTION PLAN

         A stock option plan was adopted by the Board of Directors on December 3, 1995 and approved by the shareholders on June 12, 1995 (the "effective date"), terminating 10 years from the effective date. As of December 31, 1998, 1999 and 2000 there were 186,800 shares authorized under the plan. Shares are granted at an exercise price equal to the fair market value of the common shares at the grant date. Options are generally non-assignable and non-transferable. All outstanding options expire in 2007.

                                      Number of       Weighted Average
                                       Options         Exercise Price
                                      ---------       ----------------

BALANCE, DECEMBER 31, 1997             119,092             $2.00
Granted                                     --                --
Exercised                                   --                --
Forfeited or Cancelled                 (79,842)             1.80
                                       -------             -----
BALANCE, DECEMBER 31, 1998              39,250              2.20
                                       -------             -----
BALANCE, DECEMBER 31, 1999              39,250              2.20
                                       -------             -----
BALANCE, DECEMBER 31, 2000              39,250              2.20
                                       =======             =====

      (E) SHAREHOLDER RIGHTS PLAN

       On June 17, 1995, the shareholders ratified a shareholders rights plan. Pursuant to the plan, all shareholders of the Company received right to purchase additional shares at a substantial discount from market upon the occurrence of certain stipulated events. This plan was terminated effective June 30, 1998 and all rights held by shareholders were terminated.

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)


NOTE 6   EXTINGUISHMENTS OF DEBT WITH RELATED PARTY

During 1998, the Company recognized a gain of $44,223 on forgiveness of accrued interest related to debentures converted and $27,928 of forgiveness on oversubscriptions to a bridge loan. The gain was treated as additional paid-in capital since it was a related party transaction.

NOTE 7   INCOME TAXES

There was no income tax expense for the years ended December 31, 2000, 1999 and 1998 due to the Company's net losses and net operating loss carryforwards.

There were no revenues or expenses in the United States subsidiaries for the years ended December 31, 2000, 1999 and 1998. The Company's tax expense differs from the "expected" tax expense for Canadian Federal and Provincial income tax purposes for the years ended December 31, 2000, 1999 and 1998, (computed by applying the blended Federal and Provincial Corporate tax rate of 41.5% to loss before taxes), as follows:

                                                     2000                1999                  1998
                                                     -----             --------             ---------

Computed "expected" tax expense (benefit)            $  --            $ 319,407             $(467,225)
Effect of net operating loss carryforward               --             (319,407)              467,225
                                                     -----             --------             ---------
                                                     $  --            $      --             $      --
                                                     =====             ========             =========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2000, 1999 and 1998 are as follows:

                                              2000                     1999                    1998
                                           -----------             -----------             -----------

Deferred tax assets:
Net operating loss carryforward            $ 6,311,560             $ 6,311,560             $ 6,630,967
                                           -----------             -----------             -----------
Total gross deferred tax assets              6,311,560               6,311,560               6,630,967
Less valuation allowance                    (6,311,560)             (6,311,560)             (6,630,967)
                                           -----------             -----------             -----------
Net deferred tax assets                    $        --             $        --             $        --
                                           ===========             ===========             ===========

The net change in valuation allowance during the year ended December 31, 1999 was a decrease of approximately $319,407. The Company has net operating losses of approximately $15,000,000 available to offset future net income through 2007 under Canadian Federal and Provincial tax laws. Usage of these net operating loss carryforwards may be limited by any future mergers, acquisitions or changes in ownership or business.

NOTE 8   GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company is inactive, and has an accumulated deficit of $15,208,579 and a working capital deficiency of $1,365,824 as of December 31, 2000. The ability of the Company to continue as a going concern is dependent on the Company's ability to identify a new business opportunity or business combination arrangement. The

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 2000, 1999 AND 1998
                          (EXPRESSED IN U.S. DOLLARS)

financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently in negotiations with a candidate for a business combination. Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern.

NOTE 9   SUBSEQUENT EVENT

As of May 31, 2001 creditors of approximately $352,760 of accounts payable subject to conversion agreed to convert to common stock. (See Note 4)

                       RECEPTAGEN, LTD. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2001

                                RECEPTAGEN, LTD.
                                AND SUBSIDIARIES


                                    CONTENTS


                                                       Page(s)
                                                       -------

Consolidated Balance Sheets                               1

Consolidated Statements of Operations                     2

Consolidated Statements of Cash Flows                     3

Notes to Consolidated Financial Statements                4

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                          (Expressed in U.S. Dollars)

                                                                    MARCH 31, 2001
                                                                      (UNAUDITED)           DECEMBER 31, 2000
                                                                    --------------          -----------------

                                                    ASSETS

TOTAL ASSETS                                                         $         --             $         --
                                                                     ============             ============

                                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Notes payable to related parties                                     $    610,361             $    628,748
Accounts payable                                                          252,905                  266,057
Accounts payable subject to conversion offers                             447,736                  471,019
                                                                     ------------             ------------
TOTAL CURRENT LIABILITIES                                               1,311,002                1,365,824
                                                                     ------------             ------------

TOTAL LIABILITIES                                                       1,311,002                1,365,824
                                                                     ------------             ------------

STOCKHOLDERS' DEFICIENCY
Preferred stock, no par value, unlimited authorized, none
  issued and outstanding                                                       --                       --
Common stock, no par value, unlimited authorized,
  6,652,365 shares issued and outstanding                              13,722,731               13,722,731
Accumulated deficit                                                   (15,221,682)             (15,208,579)
Accumulated other comprehensive income                                    187,949                  120,024
                                                                     ------------             ------------

TOTAL STOCKHOLDERS' DEFICIENCY                                         (1,311,002)              (1,365,824)
                                                                     ------------             ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                       $         --             $         --
                                                                     ============             ============

          See accompanying notes to consolidated financial statements

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          (Expressed in U.S. Dollars)
                                  (Unaudited)

                                                                      THREE MONTHS ENDED MARCH 31
                                                                   ----------------------------------
                                                                      2001                    2000
                                                                   -----------             ----------

OPERATING EXPENSES
Legal                                                              $     3,276             $       --
Travel                                                                   8,517                     --
General and administrative                                               1,310                     --
                                                                   -----------             ----------
TOTAL OPERATING EXPENSES                                                13,103                     --
                                                                   -----------             ----------


NET LOSS                                                           $   (13,103)            $       --
                                                                   ===========             ==========

Net income per share - basic and diluted                           $        --             $       --
                                                                   ===========             ==========

Weighted average shares outstanding - basic and diluted              6,652,365              6,652,365
                                                                   ===========             ==========

          See accompanying notes to consolidated financial statements

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (Expressed in U.S. Dollars)
                                  (Unaudited)

                                                            THREE MONTHS ENDED MARCH 31
                                                         ---------------------------------
                                                           2001                   2000
                                                         --------             ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                        $(13,103)            $         --
                                                         --------             ------------
NET CASH USED IN OPERATING ACTIVITIES                     (13,103)                      --
                                                         --------             ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Expenses paid by stockholder                               13,103                       --
                                                         --------             ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  13,103                       --
                                                         --------             ------------

Net change in cash                                             --                       --

Cash and cash equivalents - beginning of year                  --                       --
                                                         --------             ------------

CASH AND CASH EQUIVALENTS - END OF YEAR                  $     --             $         --
                                                         ========             ============

          See accompanying notes to consolidated financial statements

                       RECEPTAGEN, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                          (Expressed in U.S. Dollars)
                                  (Unaudited)

NOTE 1   BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the audited consolidated financial statements and footnotes for the year ended December 31, 2000, 1999, and 1998 in the Company's Form 10-K.

NOTE 2   SUBSEQUENT EVENTS

A stockholder paid expenses of approximately $30,300 on behalf of the Company subsequent to March 31, 2001. The $30,300 was recorded as notes payable.

                                  SCHEDULE "C"

                      CHANGE OF AUDITORS REPORTING PACKAGE

                                RECEPTAGEN LTD.

                          NOTICE OF CHANGE OF AUDITORS

TO:      BDO DUNWOODY LLP

AND TO:  SALBERG & COMPANY, P.A., CERTIFIED PUBLIC ACCOUNTANTS

AND TO:  SHAREHOLDERS OF RECEPTAGEN LTD.

AND TO: THE ONTARIO SECURITIES COMMISSION, THE ALBERTA SECURITIES COMMISSION AND THE BRITISH COLUMBIA SECURITIES COMMISSION

TAKE NOTICE THAT the shareholders of Receptagen Ltd. ("Receptagen") are being asked to approve a transaction (the "Transaction") with the Shareholders of Spantel Communications Inc. ("Spantel") which will result in the acquisition of Spantel by Receptagen. In connection with the proposed Transaction, directors of Receptagen have conditionally removed BDO Dunwoody LLP as the auditor of the Corporation, and conditionally appointed Salberg & Company, P.A., Certified Public Accountants, such actions being conditional upon the receipt of shareholder approval. It is proposed that such shareholder approval will be sought at the forthcoming annual and special meeting of the Shareholders of Receptagen.

TAKE FURTHER NOTICE THAT:

(a) the auditor's reports on the audited annual financial statements of Receptagen for the two fiscal years immediately preceding the date of this notice and for the period subsequent to the most recently completed period for which an audit report was issued contained no reservations except for an explanatory paragraph describing conditions that raised a substantial doubt about Receptagen's ability to continue as a going concern;

(b) in the opinion of Receptagen, there has been no reportable disagreements or unresolved issues between Receptagen and BDO Dunwoody LLP and no consultations between Receptagen and Salberg & Company, prior to the conditional appointment of Salberg & Company as the auditor of Receptagen;

(c) the directors and audit committee of the directors of Receptagen have approved and accepted the conditional removal of BDO Dunwoody LLP and approved the conditional appointment of Salberg & Company as the auditor of Receptagen in its place.

DATED at Toronto this 11(th) day of June, 2001.


                                    RECEPTAGEN LTD.


                                        "Warren Wheeler"
                                    Per:
                                        ---------------------------------------
                                        WARREN WHEELER, PRESIDENT

                                RECEPTAGEN LTD.

                                  CONFIRMATION
                               CHANGE OF AUDITORS

TO:      BDO DUNWOODY LLP

AND TO:  SALBERG & COMPANY, P.A., CERTIFIED PUBLIC ACCOUNTANTS

AND TO:  SHAREHOLDERS OF RECEPTAGEN LTD.

AND TO: THE ONTARIO SECURITIES COMMISSION, THE ALBERTA SECURITIES COMMISSION AND THE BRITISH COLUMBIA SECURITIES COMMISSION

I confirm that the notice of change of auditor, the letter of BDO Dunwoody LLP and the letter of Salberg & Company, P.A., Certified Public Accountants, have been reviewed by the board of directors of the Corporation.


RECEPTAGEN LTD.


Per:   "Warren Wheeler"
    --------------------------------
    Warren Wheeler, President

                      BDO DUNWOOD LLP                              600 Park Place
[BDO LOGO]            Chartered Accountants and Consultants        666 Burrard Street
                                                                   Vancouver, B.C., Canada  V6C 2K8
                                                                   Telephone: (604) 688-5421
                                                                   Telefax: (604) 688-5132
                                                                   E-mail:  vancouver@bdo.ca
                                                                   www.bdo.ca

                                                                   Direct Line:  (604) 443-4706
                                                                   E-mail: ddejersey@bdo.ca


June 11, 2001

Ontario Securities Commission
18th Floor, 20 Queen Street West
Toronto, Ontario
M5H 3S8

-and-

Receptagen Ltd.
c/o Carbonaro Stewart Kligerman Sugar LLP
Barristers & Solicitors
390 Bay Street, Suite 1600
Toronto, Ontario
M5H 2Y2

RE:      Receptagen Ltd.
         Change of Auditors

As required by National Policy Statement 31 of the Canadian Securities Administrators, we confirm that we have reviewed the information contained in the notice of change of auditor of Receptagen Ltd. (the "Corporation") dated June 11, 2001 (the "Notice") and, based on our knowledge of such information at this time, we agree with the information contained in the Notice.

We understand that a copy of the Notice and this letter will be mailed to the shareholders of the Corporation.

Yours truly,

BDO DUNWOODY LLP

Per: "Don de Jersey, CA"

Don de Jersey, CA

DdJ/sar

                       [LETTERHEAD OF SALBERG & COMPANY]




June *, 2001

Ontario Securities Commission
18th Floor, 20 Queen Street West
Toronto, Ontario
M5H 3S8

-and-

Receptagen Ltd.
c/o Carbonaro Stewart Kligerman Sugar LLP
Barristers & Solicitors
390 Bay Street, Suite 1600
Toronto, Ontario
M5H 2Y2

RE:      Receptagen Ltd.
         Change of Auditors

As required by National Policy Statement 31 of the Canadian Securities Administrators, we confirm that we have reviewed the information contained in the notice of change of auditor of Receptagen Ltd. (the "Corporation") dated June 11, 2001 (the "Notice") and, based on our knowledge of such information at this time, we agree with the information contained in the Notice.

We understand that a copy of the Notice and this letter will be mailed to the shareholders of the Corporation.

Yours truly,

SALBERG & COMPANY, P.A.

"SALBERG & COMPANY, P.A."

                                  SCHEDULE "D"

                   FINANCIAL STATEMENTS (AUDITED) OF SPANTEL
                      FOR THE PERIOD ENDED MARCH 31, 2001

                               SPANTEL 2000, S.A.

                                   * * * * *
                              Financial Statements
                          for the three months period
                              ended March 31, 2001

ERNST & YOUNG                       Edificio Veleria                   Tel: 95 222 85 06
AUDITORES Y ASESORES                Paseo de la Farola, 5              Fax: 95 222 66 16
                                    29016 Malaga


To the Shareholders of SPANTEL 2000, S.A.




We have compiled the accompanying balance sheet of Spantel 2000, S.A. as of March 31, 2001, and the related statement of income, retained earnings, and cash flows for the period then ended, and the accompanying noted to these financial statements.

This compilation is limited to presenting in the form of financial statements in accordance with US GAAP, information that is the representation of the owners. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

This compilation was based on the audited Spanish financial statements as of March 31, 2001, on which we issued a qualified opinion of which a translation is attached. The reconciliation of statutory equity to US GAAP equity can be found in Note 4 of the accompanying financial statements.

This report is intended solely for the information and use of the shareholders of the Company.


                                    ERNST & YOUNG

                                    "Rafael Paez Martinez"

                                    -------------------------------------------
                                    Rafael Paez Martinez


April 24, 2001

ERNST & YOUNG                       Edificio Veleria                   Tel: 95 222 85 06
AUDITORES Y ASESORES                Paseo de la Farola, 5              Fax: 95 222 66 16
                                    29016 Malaga


                      AUDIT REPORT ON THE ANNUAL ACCOUNTS
                   (TRANSLATED FROM THE ORIGINAL IN SPANISH)

To the Shareholders of Spantel 2000, S.A.

1. We have audited the accompanying financial statements of Spantel 2000, S.A., which comprise the balance sheet as at March 31, 2001, the profit and loss account and the explanatory notes for the three months period then ended, the preparation of which is the responsibility of the Company's Board of Directors. Our responsibility is to express an opinion on the financial statements taken as a whole based on our work carried out in accordance with auditing standards generally accepted in Spain, which require the examination, through the performance of selective tests, of the evidence supporting the annual accounts and the evaluation of their presentation, the accounting principles applied and of the estimates made.

2. In accordance with Spanish Mercantile Law, the Directors include, for comparative purposes, for each of the captions presented in the balance sheet, the profit and loss account and the statement of source and application of funds, in addition to that figures of March 2001, those of December 2000. Our opinion refers exclusively to the financial statements for the three months period ended March 31, 2001. On March 5, 2001 we issued our audit opinion on the year 2000 annual accounts on which we expressed a qualified opinion.

3. As indicated in Note 2.b) of the accompanying explanatory notes, the Company has incurred in losses during the year, as a result of which at March 31, 2001 it is in a situation considered cause for dissolution under article
260.1.4. of Spanish Corporate Law. In order to mitigate this issue, the Company has started a reorganisation process of its activities in order to modify the trend in negative results as well as approving a share capital increase of 2,000 million pesetas (12,020,000 euros). Given these circumstances, the Company's ability to continue its operations so as realise its assets and settle its liabilities at the amounts and in accordance with the classifications which are reflected in the accompanying annual accounts will depend on the successful outcome of the reorganisation activities undertaken and the completion of the share capital increase.

4. In our opinion, except for the effects of any adjustment that might have been considered necessary if the final outcome of the uncertainty described in the qualification contained in paragraph 3 were known, the accompanying financial statements give a true and fair view, in all material respects, of the net deficit and financial position of Spantel 2000, S.A. at March 31, 2001 and of the results of its operations for the three months period then ended, and contain the information necessary and sufficient for their adequate interpretation and understanding, in conformity with generally accepted accounting principles and criteria in Spain applied on a basis consistent with those of the preceding year.


                                    ERNST & YOUNG

                                    ORIGINAL SIGNATURE IN SPANISH


                                    -------------------------------------------
                                    Rafael Paez Martinez


April 24, 2001

BALANCE SHEETS                                                                 THREE MONTHS             YEAR ENDED
                                                                               PERIOD ENDED             DECEMBER 31,
                                                                              MARCH 31, 2001                2000
                                                                              --------------            ------------

Spantel 2000, S.A.
(Euros)

ASSETS

Current assets

Cash and cash equivalents                                                        355,873.94               727,373.71

Related parties receivable, net of allowances of
2,772,296.97 (March 31, 2001); 1,788,360.16 (December 31, 2000)                  939,001.86               596,762.59
Accounts receivable, net of allowances of
524,162.18 (March 31, 2001); 430,199.52 (December 31, 2000)                    1,540,711.08               686,001.21
Other receivables, net of allowances of
1,847,306.56 (March 31, 2001); 1,345,873.83 (December 31, 2000)                  124,446.88               165,996.27
Inventories                                                                        5,734.41                 3,484.37
Public entities                                                                  740,248.49               485,802.63
                                                                              -------------             ------------
Total current assets                                                           3,706,016.66             2,665,420.78

Other Assets

Investments, net of allowances of
336,566.78 (December 31, 2000)                                                    91,437.98              (243,205.56)
Property and Equipment                                                           635,882.02               580,440.64
                                                                              -------------             ------------
                                                                               4,433,336.66             3,002,655.86
                                                                              =============             ============
LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Amounts due to related parties                                                 9,926,868.06             7,167,628.35
Accounts payable                                                               1,588,760.11             1,090,857.81
Public entities                                                                   55,579.80                18,344.18
                                                                              -------------             ------------
Total current liabilities                                                     11,571,207.97             8,276,830.34

Shareholders' Deficit
Common Stock
   Issued shares: 20,000 (2000) and 500 (1999)
   Par value: 6.01                                                               123,207.48               123,207.48
Prior year losses                                                             (5,397,381.96)              (79,158.66)
Loss for the year                                                             (1,863,696.83)           (5,318,223.30)
                                                                              -------------             ------------
                                                                              (7,137,871.31)           (5,274,174.48)
                                                                              -------------             ------------
                                                                               4,433,336.66             3,002,655.86
                                                                              =============             ============

                                                                       THREE MONTHS              YEAR ENDED
                                                                       PERIOD ENDED             DECEMBER 31,
STATEMENT OF INCOME                                                   MARCH 31, 2001               2000
                                                                      --------------            ------------

Spantel 2000, S.A.
(Euros)

Net sales                                                              1,545,135.89             2,178,663.66

Cost of sales                                                          1,223,424.22             1,923,437.07
Marketing and selling                                                  1,987,229.61             4,701,563.12
General and administrative                                                43,723.79               128,788.64
Depreciation and amortization                                             29,856.31                69,806.59
(Gains)/Losses on investments                                           (330,556.67)              336,566.78
Other income-net                                                         455,155.47               336,724.76
                                                                       ------------             ------------

Losses from continuing operations before income taxes and
extraordinary item                                                     1,863,696.83             5,318,223.30

Income Taxes                                                                     --                       --
                                                                       ------------             ------------


Losses from continuing operations before extraordinary item            1,863,696.83             5,318,223.30

Extraordinary item, net of tax                                                   --                       --
                                                                       ------------             ------------

Net losses                                                             1,863,696.83             5,318,223.30
                                                                       ============             ============

                                                                 THREE MONTHS             YEAR ENDED
                                                                 PERIOD ENDED             DECEMBER 31,
STATEMENTS OF CASH FLOWS                                        MARCH 31, 2001               2000
                                                                --------------           -------------

Spantel 2000, S.A.
(Euros)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                               (1,863,696.83)           (5,318,223.30)

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
CASH FLOWS FROM OPERATING ACTIVITIES

Depreciation and amortization                                       29,856.31                66,323.58
(Gain)/Loss on Spansurf Investment                                (333,561.73)              336,566.78
                                                                -------------            -------------
                                                                (2,167,402.25)           (4,915,332.94)

Changes in operating assets and liabilities:
Receivables-(increase)                                          (1,409,845.62)           (1,918,146.24)
Accounts payable & other liabilities-(increase)                    556,173.36               955,523.57
Inventories-(increase) decrease                                     (2,250.04)               28,166.56
                                                                -------------            -------------
                                                                  (855,922.30)             (934,456.11)
                                                                -------------            -------------
NET CASH USED FOR OPERATING ACTIVITIES                          (3,023,324.55)           (5,849,789.05)

CASH FLOWS FROM INVESTING ACTIVITIES

Share capital increase                                                     --               120,202.42
Additions to property and equipment                                (85,297.69)             (645,236.52)
Additions to investments                                            (1,081.82)              (90,957.17)
                                                                -------------            -------------

NET CASH USED FOR INVESTING ACTIVITIES                             (86,379.51)             (615,991.27)

CASH FLOWS FROM FINANCING ACTIVITIES

Funds obtained from related parties                              2,738,204.28             7,188,663.78
                                                                -------------            -------------
NET CASH FROM FINANCING ACTIVITIES                               2,738,204.28             7,188,663.78

Net increase (decrease) in cash and cash equivalents              (371,499.77)              722,883.46
Cash and cash equivalents at beginning of year                     727,373.71                 4,490.25
                                                                -------------            -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                           355,873.94               727,373.71
                                                                 ============             ============

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------
SPANTEL 2000, S.A.

Notes to the Financial Statements

March 31, 2001

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Spantel 2000, S.A. was formed on April 28, 1999. Its current registered address is Avda. Jose
Banus S/N. Urb. Jardines del Puerto, local 21 Puerto Banus, Marbella, Spain.

The corporate purpose involves marketing, network development and service delivery in the telecommunications industry.

To perform this purpose, all telephone services are purchased from Lince Telecomunicaciones, S.A. and RSL Communications Spain, S.A. based on the corresponding supply contracts signed by the parties. These contracts are renewed annually.

The Company's Directors consider that the contracts subscribed with these telephone operators will be tacitly renewed on related expiration dates given that all terms of the contracts have been met and that, if they were not to renew their contracts, the Company would be able to continue rendering its services to its customers via alternative operators in the communications industry.

GOING CONCERN

The Company's financial statements prepared for the three months period ended March 31, 2001 reflect a Shareholders' deficit amounting to approximately 7.14 million euros, as well as negative working capital amounting to approximately
7.87 million euros, due to which the Company is in a position which requires dissolution under Spanish Corporation Law unless remedial action is taken.

To mitigate this situation, the Company agreed in a General Shareholders' Meeting in December 2000, to carry out a capital increase amounting to approximately 12.02 million euros. Part of this capital increase is to be carried out by compensating a loan amounting to approximately 7.16 million euros, which the Company has with its major shareholder.

The Directors also have a business plan to help the Company turn around losses in the near future.

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

Given the above, the Directors have formulated these financial statements under the going concern concept, which implies the realization of assets and the settlement of liabilities for the amounts and according to the classifications shown in the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

CASH AND CASH EQUIVALENTS

All highly liquid investments with maturities of three months or less when purchased, are classified as cash equivalents.

PROPERTY AND EQUIPMENT

Property and Equipment are valued at acquisition cost, less accumulated depreciation.

Annual depreciation rates are calculated using the straight-line method over the estimated useful life of the asset. Depreciation rates are as follows:


                                                      Depreciation rate
                                                      -----------------
 Construction                                               20%
 Installations                                              12%
 Tools                                                      30%
 Furniture                                                  10%
 Computer equipment                                         25%
 Other                                                    10%-25%

Repairs which do not prolong the useful life of the assets, as well as expenses for maintenance are charged directly to the profit and loss account. Those costs which prolong or improve the life of the asset are capitalized.

INVESTMENTS

If the book value of equity investments in other companies is lower than acquisition cost, the corresponding provision is recorded.

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

INVENTORIES

Inventories are valued at the lower of acquisition cost or net realisable value.

TRADE DEBTORS AND CREDITORS

Short- and long-term trade debtors and creditors, as well as other accounts receivable and payable, are recorded at the related nominal value. Interest included in the value of transactions is charged to the profit and loss account as it accrues in keeping with financial criteria.

BAD DEBT PROVISION

The Company values accounts receivable taking into account specific cases in which there is reasonable evidence to indicate bad debts or litigation in progress, and records the necessary bad debt provisions to cover related risks.

As at December 31, 2000, the Company recorded provisions to cover customer receivables balances amounting to 430,199.52 euros. During the three months period ended March 31, 2001, this provision has been increased by an additional amount of 93,962.66 euros, amounting to 524,162.18 euros.

According to the terms of prevailing contracts to date, the Company has established commercial relations - in some case exclusive relations - with a series of telemarketing agencies which provide the Company with marketing and customer targeting services. Between 5% and 8% commission is paid for these services based on the traffic generated by customers gained by the various marketing agencies and payments on account of commissions between 18.03 to 24.04 euros are made for each new customer.

In year 2000, the Company recorded a provision based on commissions paid in advance amounting to approximately 2.99 million euros. This provision corresponds to customers which did not consumed services during that year for which the Company had made payments on account to telemarketing agencies.

Based on the traffic carried for the period January 1 to March 31, 2001, the Company has increased this provision by 1.10 million euros amounting to 4.09 million euros as at March 31, 2001.

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

Commissions are accrued based on customer consumption and not on the number of customers obtained by the agencies. Given this circumstance, advances paid may be recovered. However, the Directors consider that, the corresponding provision should be recorded. Related accrued commissions will be offset against future consumption corresponding to current or new customers which these telemarketing agencies obtain for the Company.

Of the agencies mentioned above, Coast Telemarketing, S.L. and ABC Telemarketing, S.L. are considered to be associated companies given the degree of control exercised by various members of the Company's Board of Directors. Approximately 0.62 million euros of the abovementioned provision correspond to Coast Telemarketing, S.L. and approximately 1.77 million euros to ABC Telemarketing, S.L.

INCOME TAXES

Corporate Income Tax is computed by calculating the differences between accounting results and tax results (taxable base), distinguishing between "permanent differences" or "temporary differences", in order to determine the corporation tax payable for the year.

REVENUE RECOGNITION

Income and expenses are recorded on accrual basis, that is, at the moment the goods or services are provided.

ADVERTISING EXPENSES

Advertising and marketing expenses are recorded in the statement of income when the goods or services are provided.

Related expenses incurred for the three months period ended March 31, 2001 amounted to approximately 0.13 million euros.

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------


2.  PROPERTY AND EQUIPMENT

                                                                        Euros
                                                ------------------------------------------------------
                                                 Balance at                                Balance at
                                                December 31,                                March 31,
                                                    2000               Additions              2001
                                                ------------         ------------         ------------
Cost

Construction                                       11,460.65                   --            11,460.65
Technical installations and machinery              98,789.24            42,797.15           141,586.39
Other installations, tools and furniture           50,840.78             2,418.78            53,259.56
Data processing equipment                         344,578.80            15,584.51           360,163.31
Software                                           60,347.60            24,437.75            84,785.35
Other assets                                       80,820.62                59.50            80,880.12
                                                ------------         ------------         ------------

                                                  646,837.69            85,297.69           732,135.38
Accumulated depreciation

Land and construction                              (1,789.75)             (565.18)           (2,354.93)
Technical installations and machinery              (3,345.65)           (3,640.94)           (6,986.59)
Other installations, tools and furniture           (2,678.78)           (1,354.47)           (4,033.25)
Data processing equipment                         (52,950.56)          (21,706.66)          (74,657.22)
Software                                             (316.42)             (429.07)             (745.49)
Other assets                                       (5,315.89)           (2,159.99)           (7,475.88)
                                                ------------         ------------         ------------

                                                  (66,397.05)          (29,856.31)          (96,253.36)
                                                ------------         ------------         ------------

Net value                                         580,440.64            55,441.38           635,882.02
                                                ============         ============         ============

3. INVESTMENTS

The detail and movement of Investments for the three months period ended March 31, 2001 was the following:


                                                                                       Euros
                                                     --------------------------------------------------------------------------
                                                      Balance at                                                   Balance at
                                                     December 31,                                                   March 31,
                                                         2000               Additions          Disposals              2001
                                                     ------------         ------------        ------------         ------------
Investments in Group companies                           3,005.06             3,005.06           (6,010.12)                  --
Provisions for investments in Group companies         (336,566.79)                  --          336,566.79                   --
Long-term deposits                                      90,356.17             1,081.81                  --            91,437.98
                                                     ------------         ------------        ------------         ------------

                                                      (243,205.56)            4,086.88          330,556.67            91,437.98
                                                     ============         ============        ============         ============

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

Disposals of "Investments in Group companies" correspond to the sale of 500 participations of Spansurf, S.L. and an additional 500 participations of Spantel Tecnica, S.L. with a nominal value of 6.01 euros each. Both investments have been sold for a total amount of 0,006 euros each.

In year 2000, the Company recorded a provision for its investment in Spansurf, S.L. to cover its net deficit for a total amount of 336,566.79 euros. This provision has been reversed as a consequence of the sale of the Spansurf, S.L. participations mentioned above.

The detail of Long-term deposits at March 31, 2001 is the following:


                                                                 Euros
                                                               ---------
Office security deposit                                         3,485.87
Lince Telecomunicaciones, S.A                                  30,050.60
RSL Communications Spain, S.A                                  48,080.97
Postal and telegraph agency                                     7,007.80
Other                                                           2,812.74
                                                               ---------

                                                               91,437.98
                                                               =========

4.   SHAREHOLDER'S DEFICIT

The detail and movements of the various accounts included under Shareholder's Deficit during the three months period ended March 31, 2001 were the following:

                                                                Euros
                     ---------------------------------------------------------------------------------------
                         Balance at          Appropriation of             Profit             Balance at
                     December 31, 2000         2000 results               (loss)            March 31, 2000
                     ------------------     ------------------     ------------------     ------------------
Share capital                123,207.48                     --                     --             123,207.48
Prior year losses            (79,158.66)         (5,318,223.30)                    --          (5,397,381.96)
Loss for the year         (5,318,223.30)          5,318,223.30          (1,863,696.83)         (1,863,696.83)
                          -------------          -------------          -------------          -------------

                          (5,274,174.48)                    --          (1,863,696.83)         (7,137,871.31)
                          =============          =============          =============          =============

Share capital is represented by 20,500 shares with a nominal value of 6.01 euros each, all of which have been paid in. All units bear the same rights, are cumulative and indivisible.

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

Spantel Communications Inc. which fully subscribed the share capital increased in December 2000, is the major shareholder of the Company owning 97.56% of the total number of shares.

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

The Shareholders' deficit reconciliation between Spanish GAAP and US GAAP is as follows:


                                                                           Euros
                                                                       ------------
Share capital as at December 31, 2000                                     123,207.48
Net loss for the year 2000 under Spanish GAAP                          (5,332,025.33)
Prior year losses                                                         (13,592.70)
Start up expenses adjustments(*)                                          (51,763.93)
                                                                       -------------
Shareholders' Deficit as at December 31, 2000 under US GAAP            (5,274,174.48)
Net loss for the three months ended March 31, 2001                     (1,867,159.14)
Start up expenses amortization for the year(*)                              3,462.31
                                                                       -------------
Shareholders' deficit as at March 31, 2001 under US GAAP               (7,137,871.31)
                                                                       =============


(*) Start up expenses are treated as intangible asset under Spanish GAAP and are amortized within 5 years. Under US GAAP, those expenses are charged to the Profit and loss account when incurred.

5.   RELATED PARTIES



The detail of related parties balances as at March 31, 2000 is the following:



                                                               Euros
                                                  -------------------------------
                                                     Debtor            Creditor
                                                  ------------       ------------
Easy Rent a Car, S.A.                               344,881.12                 --
Spansurf, S.L.                                      384,273.95                 --
Coast Telemarketing, S.L.                           752,765.75                 --
ABC Telemarketing, S.L.                           2,124,460.12                 --
Spantel Communications Inc.                                 --       7,167,628.35
Spantel Tecnica, S.L.                                12,021.18                 --
Spanpower, S.L.                                       2,851.71                 --
AD Rent a car, S.A.                                  90,045.00                 --
                                                  ------------       ------------

Balances with Group and associated companies      3,711,298.83       7,167,628.35
Related parties allowances                       (2,772,296.97)                --
Balances with Member of the Board                           --       2,759,239.71
                                                  ------------       ------------

                                                    939,001.86       9,926,868.06
                                                  ============       ============

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

The Company transferred funds to Easy Rent a Car, S.A. and Spansurf, S.L. in order to finance their operations during the year.

All the companies included in this note, except for Spantel Communications Inc., which is the Company's major shareholder, are considered related party given the degree of control exercised by one of the Company's board members.

Funds paid in advance to Coast Telemarketing, S.L. and ABC Telemarketing, S.L. (the Agencies) correspond to commissions paid on account of consumption by customers obtained for the Company in keeping with the terms of prevailing contracts.

As explained in Note 1, the Company has decided to record bad debt provisions based on actual consumption accrued during the year by the customers contributed by each of the Agencies and the real possibilities of the Company recovering the funds paid in advance.

The detail of debit balances net of provisions at March 31, 2001 corresponding to balances with the Agencies, which are considered related parties, is as follows:



                                                      Euros
                              ---------------------------------------------------
                              Debit balances       Provisions         Net balance
                              --------------      -------------       ------------
Coast Telemarketing, S.L.        752,765.75         (619,579.32)        133,186.43
ABC Telemarketing, S.L.        2,124,460.12       (1,768,443.70)        356,016.42
                               ------------       -------------       ------------

                               2,877,225.87       (2,388,023.02)        489,202.85
                               ============       =============       ============

Commissions accrued by Coast Telemarketing, S.L. and ABC Telemarketing, S.L. amounting to zero euros and 18,577.28 euros, respectively, were deducted from total debtor balances.

In year 2000, the Company received approximately 7.21 million euros in funds from its major shareholder in order to finance its operations.

During the three months period ended March 31, 2001 the Company has received funds from one of the Members of the Board for approximately 2.76 million euros in order to finance its operations.

On December, 2000 in a General Shareholder's Meeting it was agreed to make a capital increase for a total amount of approximately 12.02 million euros. Part of this capital increase will be carried out by compensating loans outstanding with its major shareholder. This capital increase is expected to be realised in 2001.

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

6. UNCERTAINTIES AND RISKS



As mentioned in Notes 1 and 5, the Company has recorded bad debt provisions amounting to 4,092,476.55 euros for commissions paid on account in relation to customers contributed by Coast Telemarketing, S.L. and ABC Telemarketing, S.L. (related parties), as well as Conexworld and B&N Multiplanet (third parties)

However, based on a new system which directly assigns customer consumption without customers dialing prefixes and the new system applied for adding new customers based on signed contracts, the Company expects significant increases in consumption of current and new customers obtained through the abovementioned agencies. Under these circumstances, management believes that nearly all of the aforementioned provisions would be released as this consumption generates commissions since the consumption corresponding to commissions paid on account may be traced to the group of customers contributed by each agency, but not to individual customers. Consequently, any commission accrued by a customer associated to a specific agency would be discounted from payments on account previously given without taking into account the customer who actually generated related consumption.

Given the above, the Company is confident that the provisions recorded for this concept will be reversed in a reasonable amount of time.

7. PUBLIC ENTITIES

The detail of payables to and receivables from public bodies is the following:



                                                 Euros
                                      ---------------------------
                                        Debit            Credit
                                      ----------       ----------
Personal income tax withholdings              --        16,721.47
Social Security                           796.49        23,311.99
VAT                                   739,452.00        15,546.34
                                      ----------       ----------

                                      740,248.49        55,579.80
                                      ==========       ==========

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

The reconciliation of pre-tax results to taxable income was the following:


                                                 Euros
                                             -------------
Pre-tax book loss                            (1,863,696.83)
Permanent differences                         1,579,332.22
                                             -------------
Taxable loss for tax purposes                  (284,364.61)
                                             =============

At March 31, 2000, the Company has cumulative net operating loss carryforwards of approximately 1.77 million euros for income tax purposes, which begin to expire in 2003.

8. INCOME AND EXPENSES

The transactions carried out with related companies during the three months period ended March 31, 2001 were the following:


                                                  Euros
                                              ------------
 Commissions accrued                             89,429.22

 Payments on account                          1,519,657.00
                                              ------------
                                              1,609,086.22
                                              ============

In 2001 the average number of employees was the following:



                                                 Number
                                                 ------
 General Manager                                      1
 General and Administrative personnel                 7
 Marketing and selling personnel                     25
                                                 ------
                                                     33
                                                 ======

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

9. GOING CONCERN

As indicated in Note 1, the Company has a shareholders' deficit and is in a situation considered cause for dissolution, under Spanish corporate law.

To restore equity, it was agreed at the Company's General Shareholders' Meeting held in December 2000, to carry out a capital increase of approximately 12.02 million euros. Part of this capital increase will be performed by the compensation of a loan with its major shareholder. This capital increase is expected to take place in 2001.

In addition, the Company is confident that customer consumption will increase significantly in 2001 and in subsequent years due to the implementation of direct access networks contracted by the Company as well as the improvement expected from the new system for adding new customers based on signed contracts.


April 20, 2001



"Mohamed A. Khashoggi"                  "Frank Louis Palumbo"
----------------------                   --------------------
 Mohamed A. Khashoggi                    Frank Louis Palumbo



"Jose Ramon Basterra Lopez-Tapia"
---------------------------------
 Jose Ramon Basterra Lopez-Tapia

                                  SCHEDULE "E"

             PRO FORMA CONSOLIDATED UNAUDITED BALANCE SHEET FOR THE
                          POST-ACQUISITION CORPORATION

RECEPTAGEN, LTD. AND SUBSIDIARIES PRO-FORMA CONSOLIDATED BALANCE SHEET MARCH 31, 2001
(EXPRESSED IN U.S. DOLLARS)
(UNAUDITED)


                                                                     HISTORICAL
                                                          SPANTEL 2000,        RECEPTAGEN,        PRO-FORMA          PRO-FORMA
                                                               S.A.               LTD.           ADJUSTMENTS        RECEPTAGEN,
                                                                                                                       LTD.
ASSETS

Cash and cash equivalents                                  $  1,880                                               $     1,880
Related parties receivables, net of                           4,962                                                     4,962
allowance of $14,648

Accounts receivable, net of allowance                         8,141                                                     8,141
of $2,769
Other receivables, net of allowance of                          658                                                       658
$9,761

Inventories                                                      30                                                        30
Public entities                                               3,911                                                     3,911

TOTAL CURRENT ASSETS                                         19,583                                                    19,583
                                                           --------                                               -----------

Other Assets

Investments, net of allowances of $                             483                                                       483
Property and equipment                                        3,360                                                     3,360
                                                           --------                                               -----------

TOTAL ASSETS                                               $ 23,426                                               $    23,426
                                                           ========                                               ===========

Amounts due to related parties                               52,454                                                    52,454
Notes payable to related parties                                                610,361                               610,361
Accounts payable                                              8,395             252,905                               261,300
Accounts payable subject to                                                     447,736                               447,736
conversion

Public entities                                                 294                                                       294
                                                           -----------------------------                          -----------

TOTAL CURRENT LIABILITIES                                    61,142           1,311,002                             1,372,144

Common stock, unlimited authorized,                             700          13,722,731  -1      -40,429           13,683,002
17,165,236 issued and outstanding
Accumulated deficit                                         -40,429         -15,221,682  -1       40,429          -15,221,682
Accumulated other comprehensive                               2,013             187,949                               189,962
income
                                                           ------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                  -37,716          -1,311,002                            -1,348,718

TOTAL LIABILITIES AND STOCKHOLDERS'                        $ 23,426                                               $    23,426
EQUITY
                                                           ==================================================================



See accompanying significant notes and assumptions to pro-forma consolidated balance sheet

                                  SCHEDULE "F"

                                 DISSENT RIGHTS

190.

         (a) RIGHT TO DISSENT - Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to


                  (i) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

                  (ii) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

                  (iii)    amalgamate otherwise than under section 184;

                  (iv)     be continued under section 188; or

                  (v) sell, lease or exchange all or substantially all its property under subsection 189(3).

         (b) FURTHER RIGHT - A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

         (c) PAYMENT FOR SHARES - In addition to any other right he may have, but subject to subsection (z), a shareholder who complies with this section is entitled, when the action approved by the resolution from which he dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

         (d) NO PARTIAL DISSENT - A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

         (e) OBJECTION - A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (b) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of his right to dissent.

         (f) NOTICE OF RESOLUTION - The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (e) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection.

         (g) DEMAND FOR PAYMENT - A dissenting shareholder shall, within twenty days after he receives a notice under subsection (f) or, if he does not receive such notice, within twenty days after he learns that the resolution has been adopted, send to the corporation a written notice containing



                  (i)      his name and address;



                  (ii) the number and class of shares in respect of which he dissents; and


                  (iii) a demand for payment of the fair value of such shares.

         (h) SHARE CERTIFICATE - A dissenting shareholder shall, within thirty days after sending a notice under subsection (g), send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent.

         (i) FORFEITURE - A dissenting shareholder who fails to comply with subsection (h) has no right to make a claim under this section.

         (j) ENDORSING CERTIFICATE - A corporation or its transfer agent shall endorse on any share certificate received under subsection (h) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

         (k)      SUSPENSION OF RIGHTS - On sending a notice under subsection
                  (g), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares as determined under this section except where

                  (i) the dissenting shareholder withdraws his notice before the corporation makes an offer under subsection (l),

                  (ii) the corporation fails to make an offer in accordance with subsection (l) and the dissenting shareholder withdraws his notice, or

                  (iii) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case his rights as a shareholder are reinstated as of the date he sent the notice referred to in subsection (g).

         (l) OFFER TO PAY - A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (g), send to each dissenting shareholder who has sent such notice

                  (i) a written offer to pay for his shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

                  (ii) if subsection (z) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

         (m) SAME TERMS - Every offer made under subsection (l) for shares of the same class or series shall be on the same terms.

         (n) PAYMENT - Subject to subsection (z), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (l) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

         (o) CORPORATION MAY APPLY TO COURT - Where a corporation fails to make an offer under subsection (l), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

         (p) SHAREHOLDER APPLICATION TO COURT - If a corporation fails to apply to a court under subsection (o), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

         (q) VENUE - An application under subsection (o) or (p) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

         (r) NO SECURITY FOR COSTS - A dissenting shareholder is not required to give security for costs in an application made under subsection (o) or (p).

         (s)      PARTIES - On an application to a court under subsection (o) or
                  (p),

                  (i) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

                  (ii) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel.

         (t)      POWER OF COURT - On an application to a court under subsection
                  (o) or (p), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

         (u) APPRAISERS - A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

         (v) FINAL ORDER - The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of his shares as fixed by the court.

         (w) INTEREST - A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

         (x) NOTICE THAT SUBSECTION (Z) APPLIES - If subsection (z) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (v), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

         (y) EFFECT WHERE SUBSECTION (Z) APPLIES - If subsection (z) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (x), may

                  (i) withdraw his notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder; or

                  (ii) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

         (z) LIMITATION - A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

                  (i) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

                  (ii) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.